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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
St. Mary Land & Exploration Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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March 31, 2006

Dear Stockholder:

        You are cordially invited to attend the 2006 annual meeting of stockholders, which will be held in the Forum Room of Wells Fargo Bank located at 1740 Broadway Street in Denver, Colorado, on Wednesday, May 17, 2006, at 3:00 p.m. local time.

        At the meeting you and the other stockholders will vote on:

  •
  The election of seven directors;

  •
  The approval of a new 2006 Equity Incentive Compensation Plan to succeed the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan. We will be asking you to increase the number of shares available for grant under this new plan so we can continue to issue equity as part of our employee compensation package as we believe it is an important tool to not only attract, but to retain highly qualified and motivated people. This new plan is an "omnibus" type plan that will allow St. Mary to have a flexible program to adapt the equity incentive program in the future if necessary; and

  •
  The ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

        You will also have the opportunity to hear reports on St. Mary's operations and to ask questions of general interest. You can find other more specific information about the meeting in the accompanying proxy statement, and you can find detailed information about St. Mary in the enclosed annual report or at our website www.stmaryland.com.

        Please complete and sign the enclosed proxy card and return it promptly in the accompanying envelope, or use the telephone or internet voting systems described on the proxy card. This will ensure that your shares are represented at the meeting even if you cannot attend.

        Thank you for your cooperation in returning your proxy card, or voting by telephone or the Internet as promptly as possible. We hope to see many of you at our meeting in Denver.

Very truly yours,

Mark A. Hellerstein Chairman, CEO & President

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203

Notice of Annual Stockholders' Meeting

on May 17, 2006

To All Stockholders:

        The 2006 annual meeting of the stockholders of St. Mary Land & Exploration Company will be held in the Forum Room of Wells Fargo Bank at 1740 Broadway Street in Denver, Colorado, on Wednesday, May 17, 2006, at 3:00 p.m. local time. The purpose of the meeting is:

  1.
  To elect seven directors to serve during the next year;

  2.
  To approve a new 2006 Equity Incentive Compensation Plan to succeed the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan; and to increase the number of shares available for issuance under this new plan;

  3.
  To ratify the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm; and

  4.
  To transact any other business which may properly come before the meeting.

        Only stockholders of record at the close of business on March 31, 2006, may vote at this meeting.

        Please sign, date, and return the accompanying proxy card in the enclosed envelope as soon as possible, or use the telephone or internet voting systems described on the proxy card. Any stockholder may revoke its proxy at any time before the vote is taken at the meeting.

By Order of the Board of Directors St. Mary Land & Exploration Company

David W. Honeyfield V.P.—Chief Financial Officer, Secretary & Treasurer

Denver, Colorado
March 31, 2006

Proxy Statement Table of Contents

General
Purpose of the Annual Meeting
Who Can Vote
How to Vote
Revoking a Proxy
Voting Requirements
Quorum
Payment of Proxy Solicitation Costs
Election of Directors
Nominees for Election as Directors
Other Matters to be Voted On
Corporate Governance
Board of Directors
Presiding Director at the Nonmanagement Directors' Executive Session
Communication with the Directors of the Company
Board and Committee Meetings
Director Compensation
Other Reportable Items Related to Payments Made by the Company Associated with Service of a Director
Security Ownership of Certain Beneficial Owners and Management
Executive Compensation and Summary Compensation Table
Aggregated Stock Option Exercises in 2005 and December 31, 2005 Stock Option Value
Retirement Plans
Equity Compensation Plans
Employment Agreements and Termination of Employment and Change in Control Arrangements
Report of the Compensation Committee on Executive Compensation
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Report of the Audit Committee
Independent Accountants
Audit Committee Preapproval Policy and Procedures
Future Stockholder Proposals
Performance Graph
Other Matters
Annex A: St. Mary Charter of the Audit Committee
Annex B: 2006 Equity Incentive Compensation Plan

St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado 80203
(303) 861-8140

Proxy Statement

General

        This proxy statement contains information about the 2006 annual meeting of stockholders of St. Mary Land & Exploration Company to be held in the Forum Room of Wells Fargo Bank at 1740 Broadway in Denver, Colorado, on Wednesday, May 17, 2006, at 3:00 p.m. local time. The St. Mary Board of Directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement, "St. Mary", "the Company", we, and us refer to St. Mary Land & Exploration Company. This proxy statement and the enclosed proxy card are being mailed to you on or about April 12, 2006.

Purpose of the Annual Meeting

        At the Company's annual meeting, stockholders will vote on:

  •
  the election of the seven directors as outlined in the accompanying notice of meeting;

  •
  the approval of a new 2006 Equity Incentive Compensation Plan to succeed the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan; and to increase the number of shares available for issuance under this new plan;

  •
  the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm; and

  •
  any other business that properly comes before the meeting.

        As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

        Only stockholders of record at the close of business on the record date of March 31, 2006, are entitled to receive notice of the annual meeting and to vote the shares of St. Mary common stock they held on that date. As of March 31, 2006, there were 56,972,306 shares of St. Mary common stock issued and outstanding, net of 250,000 shares held in treasury by the Company. Holders of St. Mary common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

        If your shares of St. Mary common stock are held by a broker, bank, or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

        If you hold shares of St. Mary common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by marking, signing, dating, and returning the enclosed proxy card in the accompanying postage paid envelope or by following the telephone or internet voting procedures described on the proxy card. The telephone and internet voting procedures are designed to ensure that proxies are handled properly under Delaware law. Votes cast are authenticated by use of a personal identification number and allowing stockholders to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card.

        If you hold shares in both street name and as a stockholder of record, you must vote separately for each set of shares.

        A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no voting instructions on a particular matter are given on a properly executed and unrevoked proxy card, the shares represented by the proxy will be voted on that particular matter as follows:

  •
  FOR the election as directors of the seven nominees named in this proxy statement under the caption "Nominees for Election as Directors";

  •
  FOR the approval of a new 2006 Equity Incentive Compensation Plan to succeed the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan; and to increase the number of shares available for issuance under this new plan;

  •
  FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

Revoking a Proxy

        You may revoke a proxy before the vote is taken at the meeting by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or internet voting procedures before the meeting;

  •
  by voting in person at the meeting; or

  •
  by filing a written revocation with St. Mary's Secretary.

        Your attendance at the annual meeting will not automatically revoke your proxy.

Voting Requirements

        Election of Directors—The St. Mary Bylaws provide that the election of directors shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Any shares present but not voted for approval, including withheld votes and broker nonvotes, will have the same effect as if the shares were voted against approval.

        Approval of the 2006 Equity Incentive Compensation Plan—Under New York Stock Exchange rules, the approval of the 2006 Equity Incentive Compensation Plan and the increase of the number of shares available for issuance under this plan require the affirmative vote of a majority of the votes cast on the 2006 Equity Incentive Compensation Plan, and that the total votes cast represent over 50 percent of all shares entitled to vote. Abstentions and broker nonvotes will have the effect of votes against approval of the 2006 Equity Incentive Compensation Plan.

        Ratification of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm—This ratification shall be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Any shares present but not voted for approval, including withheld votes and broker nonvotes, will have the same effect as if the shares were voted against approval.

Quorum

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders of one third of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker "nonvotes" count as present for establishing a quorum. A broker nonvote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given. Under New York Stock Exchange rules, a broker is not permitted to vote shares held in street name on the 2006 Equity Incentive Compensation Plan without instructions from the beneficial owner. Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Payment of Proxy Solicitation Costs

        St. Mary will pay all costs of soliciting proxies. The solicitation will be made by mail. In addition to mailing proxy solicitation material, St. Mary officers, directors, and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. St. Mary will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy material to their principals and obtain authority to execute proxies. St. Mary will reimburse them for reasonable expenses. St. Mary has also retained The Altman Group, Inc. to assist in the solicitation of proxies for an estimated fee of $9,000 plus reimbursement of reasonable expenses.

ELECTION OF DIRECTORS

        All directors of the Company are elected annually. At this meeting, seven directors are to be elected to serve for one year or until their successors are elected and qualified. The Company's nominees for these directorships are identified below; all are currently serving in that capacity.

        The Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee of the Board of Directors shall be responsible for identifying and recommending directors for nomination by the Board for election as members of the Board. This Committee performed its evaluation and nominating committee functions during 2005 and early 2006. The Committee selects each nominee based on the nominee's skills, achievements, and experience. As set forth in the Company's Corporate Governance Guidelines the Board as a whole should have broad and relevant experience in high level business policymaking and a commitment to representing the long term interests of the stockholders. The Committee believes that each nominee should have experience in positions of responsibility and leadership, an understanding of the Company's business environment, and a reputation for integrity.

        The Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend a group that will effectively contribute to the long term success of the Company and represent stockholder interests. In determining whether to recommend a director for reelection, the Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        When seeking candidates for a new director, the Committee solicits suggestions from incumbent directors, management, stockholders, and others. The Committee has authority under its charter to retain a search firm for this purpose. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it recommends his or her candidacy to the full Board of Directors.

        The Committee will consider suggestions by stockholders of possible future nominees. Stockholders may nominate persons for election to the Board in accordance with the Company's Bylaws. No such suggestions were received during 2005. Stockholder suggestions should be delivered on or before November 1 in any year before the next annual meeting. In addition, St. Mary's Bylaws permit stockholders to nominate directors for election at an annual meeting, provided that advance written notice of the nomination containing the information required under the Bylaws is received by the Secretary of St. Mary not less than 75 days nor more than 105 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, proper notice of a stockholder nomination for election as director for the 2007 annual meeting must be received by St. Mary between January 31, 2007, and March 2, 2007.

        The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy. All nominees have consented to serve as directors of the Company if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for a substitute who will be designated by the Board of Directors.

        The Board of Directors recommends voting "FOR" electing the nominees.

NOMINEES FOR ELECTION AS DIRECTORS

        Biographical information as of February 15, 2006, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated the principal occupation of each nominee has been the same for the past five years.

	Age	Director Since
Barbara M. Baumann is President of Cross Creek Energy Corporation, which provides consulting services for oil and gas exploration and production companies. Ms. Baumann has held that position since July 2003. From 2001 to July 2003, Ms. Baumann was Executive Vice President of Associated Energy Managers LLC, an investment manager and general partner of a private equity energy fund specializing in oil and gas investments for institutional investors. From 1983 to 2001, Ms. Baumann was employed by BP Amoco and held a variety of financial and operational management positions, including Chief Financial Officer of an environmental remediation subsidiary, Vice President of the San Juan Business Unit and most recently as the Commercial Operations Manager of the Western Business Unit. Ms. Baumann is also a director of UniSource Energy Corporation, the parent company for Tucson Electric Power Company.	50	2002
Larry W. Bickle is Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Mr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Mr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (formerly Tejas Power Corporation), a NYSE listed gas storage, transportation, and marketing company that he founded. Mr. Bickle is also a director of UniSource Energy Corporation, the parent company for Tucson Electric Power Company.	60	1995
Thomas E. Congdon retired as Chairman of the Board of St. Mary in September 2002. Mr. Congdon served St. Mary as an officer for more than 36 years, including service as President and Chief Executive Officer from 1966 to 1995 and Chairman of the Board from 1992 to September 2002. Mr. Congdon is also a director, officer, or general partner of various family corporations and partnerships that produce iron ore and agricultural products, manage marketable securities, and own and conduct metals exploration.	79	1966

William J. Gardiner is Vice President and Chief Financial Officer of King Ranch, Inc., a privately held ranching and agricultural company that owns the historic 825,000 acre "King Ranch" in South Texas. Mr. Gardiner has held that position since 1996. Before joining King Ranch in 1996, Mr. Gardiner served as Executive Vice President and Chief Financial Officer of CRSS, Inc., a NYSE listed independent power producer. Mr. Gardiner was employed by CRSS for approximately 20 years. Mr. Gardiner was initially appointed as a director of St. Mary in connection with St. Mary's acquisition of King Ranch Energy, Inc. in 1999.	51	1999
Mark A. Hellerstein is Chairman of the Board, President and Chief Executive Officer of St. Mary. Mr. Hellerstein has served St. Mary as President since 1992, Chief Executive Officer since 1995, and was appointed Chairman of the Board in September 2002.	53	1992

John M. Seidl is Vice Chairman, Advisory Board of EnviroFuels, L.P., a privately held limited partnership which develops, manufactures, and markets technology that intends to improve the performance and efficiency of internal combustion engines and other assets. Mr. Seidl has held that position since January 2005. From June 2001 through December 2004, Mr. Seidl was Chief Program Officer, Environment, of the Gordon and Betty Moore Foundation, a private grant making foundation which seeks and funds higher education, scientific research, environmental, and San Francisco Bay Area projects. From September 1999 through June 2004, Mr. Seidl was Chairman of Language Line Services, a privately held provider of over the phone language interpretation and document translation services. From 1999 to 2002, Mr. Seidl was also a director of Iomega Corporation. Mr. Seidl's business career from 1978-1992 was in energy or energy related businesses.	67	1994

William D. Sullivan most recently served as President and Chief Executive Officer of Leor Energy LP from June 15, 2005 to August 5, 2005. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production, of Anadarko. Mr. Sullivan also served Anadarko as V.P., Operations—International, Gulf of Mexico, and Alaska in 2001, V.P.—International Operations from 1998 to 2000, and V.P.—Algeria from 1995 to 1998. Since Mr. Sullivan's departure from Anadarko Petroleum Corporation in August 2003, he has served on various private energy company boards.	49	2004

OTHER MATTERS TO BE VOTED ON

Approval of 2006 Equity Incentive Compensation Plan.

Overview

        St. Mary's stockholders are being asked to approve the 2006 Equity Incentive Compensation Plan (referred to as the 2006 Plan) to authorize the issuance of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, and stock based awards to key employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary as equity based incentive compensation under the 2006 Plan. The purpose of the 2006 Plan is to promote the success and enhance the value of St. Mary by linking the personal interests of the participants to those of St. Mary's stockholders, and by providing participants with an incentive for outstanding performance. The 2006 Plan is further intended to provide flexibility to St. Mary in its ability to attract, motivate, and retain the services of participants upon whose judgment, interest, and special effort the success of St. Mary is substantially dependent.

        The 2006 Plan shall serve as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, referred to as the Predecessor Plans), and no further grants shall be made under the Predecessor Plans from and after the effective date of the 2006 Plan. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the 2006 Plan shall continue to be governed solely by the terms and conditions of the instruments evidencing such grant or issuance, and, except as otherwise expressly provided in the 2006 Plan or by the Committee that administers the 2006 Plan, no provision of the 2006 Plan shall affect or otherwise modify the rights or obligations of holders of such outstanding awards under the Predecessor Plans.

        The 2006 Plan covers a stated total of 2,000,000 shares of common stock, plus any remaining shares of common stock available under the Predecessor Plans. As of March 17, 2006, there were 601,208 remaining shares of common stock available for grant under the Predecessor Plans. During 2005, a total of 196 persons received awards of restricted shares or restricted stock units under the Predecessor Plans and the total number of shares of common stock underlying such awards was 497,209. On a pro forma basis, this equates to a 994,418 reduction in shares available for grant under the terms of the 2006 Equity Incentive Compensation Plan because of the provision whereby grants of restricted shares or restricted stock units are counted as two shares of common stock for every one share of common stock issued under the plan. The grants made for the 2005 period represented essentially a maximum payout under the Restricted Stock Plan based on the Company achieving its performance conditions related to the equity component of total compensation. St. Mary anticipates that in 2006 a similar number of persons will be designated to participate in and be eligible to receive awards under the 2006 Plan although the number of shares of common stock that underlie such awards will depend on the Company's performance results. The approval of the 2006 Plan will ensure that St. Mary has a sufficient number of shares of common stock available to continue issuing incentive compensation awards for the foreseeable future. On March 31, 2006, the closing price of St. Mary's common stock as reported on the New York Stock Exchange was $40.83 per share.

        Although the 2006 Plan provides flexibility to St. Mary to issue many different types of awards, St. Mary intends in the future to primarily grant restricted stock units and restricted stock to present and future key employees and members of the Board of Directors in amounts generally consistent with its past practices over the last two years. Any shares of common stock issued in connection with a stock option or stock appreciation right shall be counted against the limit as one share of common stock for every one share of common stock issued. Any shares of common stock issued in connection with an award other than a stock option or stock appreciation right shall be counted against the limit as two shares of common stock for every one share of common stock issued. The maximum aggregate number of shares of common stock that may be granted in the form of nonqualified stock options shall be equal to the total share authorization. The maximum aggregate number of shares of common stock that may be granted in the form of incentive stock options is 1,500,000. To the extent there are grants, cancellations or forfeitures under the Predecessor Plans or the 2006 Plan, the remaining shares available for grant under the 2006 Plan changes accordingly.

        On March 23, 2006, the Board of Directors of St. Mary approved the 2006 Plan. Under applicable New York Stock Exchange rules, St. Mary must obtain stockholder approval of the 2006 Plan. In addition, stockholder approval of the 2006 Plan is necessary to allow St. Mary to ensure that compensation paid under the 2006 Plan can be eligible for the "performance based compensation" exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code and to permit St. Mary to issue incentive stock options in accordance with Section 422 of the Internal Revenue Code.

        The following is a summary of the principal features of the 2006 Plan, a copy of which is attached to this proxy statement as Annex B. In addition, St. Mary will furnish a copy of the 2006 Plan to any stockholder upon written request to St. Mary's Secretary.

Administration

        The Compensation Committee of the Board of Directors of St. Mary, or any other duly authorized committee of the Board of Directors appointed by the Board of Directors, is responsible for administering the 2006 Plan. The Committee that administers the 2006 Plan, referred to as the Committee, shall be comprised of two or more members of the Board of Directors of St. Mary, and each member of the Committee shall be a "non-employee director" as such term is defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of the regulations promulgated under Section 162(m) of the Internal Revenue Code. Subject to the provisions of the 2006 Plan, the Committee shall have complete discretion in determining the nature, terms, conditions, and amounts of awards granted under the 2006 Plan. In making such determinations, the Committee may take into account the nature of services rendered by such employees, consultants, and members of the Board of Directors, their present and potential contributions to St. Mary, and such other factors as the Committee in its discretion shall deem relevant.

Eligibility and Participation

        All current employees, consultants, and members of the Board of Directors of St. Mary or any affiliate of St. Mary are eligible to participate in the 2006 Plan and be granted awards under the 2006 Plan. Subject to the provisions of the 2006 Plan, the Committee may from time to time, in its sole discretion, select from among eligible employees, consultants, and members of the Board of Directors of St. Mary and of any affiliate of St. Mary those to whom awards shall be granted under the 2006 Plan and shall determine in its discretion the nature, terms, conditions, and amount of each award.

Duration

        The 2006 Plan shall remain in effect, subject to the right of the Committee or the Board of Directors to amend or terminate the 2006 Plan at any time, until the earlier of the tenth anniversary of the effective date of the 2006 Plan or when all shares of common stock subject to the 2006 Plan have been purchased or acquired according to the 2006 Plan's provisions. Any previously granted awards under the 2006 Plan which remain outstanding as of the date of expiration or other termination of the 2006 Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

Restricted Stock and Restricted Stock Unit Awards

        Restricted Stock Awards. Restricted stock may be issued for services rendered with any or no additional purchase price as shall be determined by the Committee in its discretion and may be subject to certain restrictions and to a risk of forfeiture as set forth in the award agreement. A participant to whom shares of restricted stock are granted shall, upon issuance of a stock certificate for the shares issued, have all of the rights of ownership with respect to the shares subject to such restricted stock award, including the right to vote the same and receive any dividends paid thereon; subject however, to the terms, conditions, and restrictions contained in the 2006 Plan and in the applicable award agreement.

        Restricted Stock Unit Awards. Each restricted stock unit awarded shall represent a right for one share of common stock to be delivered upon settlement of the award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the 2006 Plan and the award agreement. A restricted stock unit award agreement may provide for cancellation of restricted stock units upon termination of the participant's employment or other relationship with St.

Mary or nonperformance of specified performance goals or measures established by the Committee. A restricted stock unit award agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the restricted stock units to vest and become no longer subject to cancellation. Restricted stock units shall not be credited with dividend equivalents unless specifically provided for in the applicable award agreement, and then only upon such terms and conditions as set forth in such award agreement. The Committee, in its discretion, is free to specify terms and conditions other than those described above.

        Settlement of a restricted stock unit award shall be made in accordance with the terms and conditions of the applicable award agreement. A restricted stock unit award agreement may provide that settlement may be made solely through the issuance of shares of common stock or at the mutual election of the participant and St. Mary, in a combination of shares of common stock and cash. Upon the settlement of a restricted stock unit award, St. Mary shall deliver to the participant a certificate for the number of shares of common stock issued to the participant in settlement of the award.

Stock Options

        Subject to the terms and provisions of the 2006 Plan, incentive and nonqualified stock options may be granted to participants in such number and upon such terms and times as shall be determined by the Committee. Notwithstanding the foregoing, no incentive stock options may be granted more than 10 years after March 23, 2006. Each stock option granted to a participant shall expire at such time as the Committee shall determine at the time of grant; provided however, no stock option shall be exercisable later than the tenth anniversary date of its grant. Stock options granted under the 2006 Plan shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each participant.

        The stock option price for each grant of a stock option shall be determined by the Committee and shall be specified in the award agreement. The stock option price may include a stock option price based on 100 percent of the fair market value of the shares of common stock on the date of grant, a stock option price that is set at a premium to the fair market value of the shares of common stock on the date of grant, or a stock option price that is indexed to the fair market value of the shares of common stock on the date of grant, with the index determined by the Committee in its discretion.

Stock Appreciation Rights

        Subject to the terms and conditions of the 2006 Plan, stock appreciation rights, or SARs, may be granted to participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant freestanding SARs, tandem SARs, or any combination of these forms of SARs. A tandem SAR means a SAR that the Committee specifies is granted in connection with a related stock option pursuant to the 2006 Plan, the exercise of which shall require forfeiture of the right to purchase a share of common stock under the related stock option (and when a share of common stock is purchased under the stock option, the tandem SAR shall similarly be cancelled) or a SAR that is granted in tandem with a stock option but the exercise of such option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether a stock option is granted coincident with a SAR, a SAR is not a tandem SAR unless so specified by the Committee at time of grant.

Stock Based Awards

        Subject to the terms and provisions of the 2006 Plan, the Committee, at any time and from time and time, may grant other types of equity based or equity related awards not otherwise described by the terms of the 2006 Plan (including the grant or offer for sale of unrestricted shares of common stock) in such amounts and subject to such terms and conditions including, but not limited to, being subject to performance criteria or in satisfaction of such obligations. Such awards may entail the transfer of actual shares of common stock to participants or payment in cash or otherwise of amounts based on the value of shares of common stock.

Performance Measures

        Notwithstanding any other terms of the 2006 Plan, the vesting, monetization, or value (as determined by the Committee) of each award other than a stock option or SAR that, at the time of grant, the Committee intends to be performance based compensation to a covered employee shall be determined by the attainment of one or more performance goals as determined by the Committee in conformity with Section 162(m) of the Internal Revenue Code. The Committee shall specify in writing, by resolution or otherwise, the participants eligible to receive such an award (which may be expressed in terms of a class of individuals) and the performance goal(s) applicable to such awards within ninety (90) days after the commencement of the period to which the performance goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the Internal Revenue Code. No such award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goal(s) applicable to the award were satisfied. In no case may the Committee increase the value of an award of performance based compensation above the maximum value determined under the performance formula by the attainment of the applicable performance goal(s), but the Committee retains the discretion to reduce the value below such maximum.

Tax Matters

        The following is a brief summary of advice received from counsel to St. Mary regarding the principle United States federal income tax consequences of benefits under the 2006 Plan under present laws and regulations:

        Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to St. Mary or the optionee. An optionee will not recognize taxable income, and St. Mary will not be entitled to any deduction upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares of common stock acquired over the stock option price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee does not dispose of the shares of common stock acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares of common stock will be treated as long term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the option price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, St. Mary will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such ordinary taxable income.

        Nonqualified Stock Options. The grant of a nonqualified stock option will not result in any immediate tax consequences to St. Mary or the optionee. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income, and St. Mary will be entitled to a deduction, equal to the difference between the stock option price and the fair market value of the shares of common stock acquired at the time of exercise.

        Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to St. Mary or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares of common stock received will constitute ordinary taxable income to the grantee. St. Mary will be entitled to a deduction in the same amount and at the same time.

        Restricted Stock. A grantee normally will not recognize taxable income upon an award of restricted stock, and St. Mary will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock at that time, plus the amount of any dividends and interest thereon to which the grantee then becomes entitled. However, a grantee may elect to recognize ordinary taxable income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. St. Mary will be entitled to a deduction in the same amount and at the same time as the grantee recognizes income, subject to the limitations of Section 162(m) of the Internal Revenue Code.

        Restricted Stock Units. The grant of a restricted stock unit will not result in any immediate tax consequences to St. Mary or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares of common stock or cash received at that time. St. Mary will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Internal Revenue Code.

        Payouts of Performance Compensation Awards. The designation of an award of restricted stock or the grant of a restricted stock unit as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable such award or grant to qualify as performance based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m) of the Internal Revenue Code. Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares of common stock as reported on the New York Stock Exchange on the date of determination.

        Golden Parachute Tax and Section 280G of the Internal Revenue Code. If an award is accelerated as a result of a change in control of St. Mary, all or a portion of the value of the award at that time may be a "parachute payment" under Section 280G of the Internal Revenue Code for certain employees and other individuals who perform services for St. Mary. Section 280G generally provides that if parachute payments equal or exceed three times an award holder's average W-2 compensation for the five tax years preceding the year of the change in control, St. Mary will not be permitted to claim its deduction with respect to any "excess parachute payments" made to the individual. An "excess parachute payment" generally is the portion of a parachute payment that exceeds such individual's historical average compensation. Section 280G of the Internal Revenue Code generally applies to employees or other individuals who perform services for St. Mary if within the 12 month period preceding the change in control the individual is an officer of St. Mary, a stockholder owning more than one percent of the stock of St. Mary, or a member of the group consisting of the lesser of the highest paid one percent of the employees of St. Mary or the highest paid 250 employees of St. Mary. A recipient of an excess parachute payment is subject to a 20 percent excise tax on such excess parachute payment under Section 4999 of the Internal Revenue Code.

        The discussion set forth above is intended only as a summary and does not purport to be a complete enunciation or analysis of all potential tax consequences relevant to recipients of awards under the 2006 Plan. We have not undertaken to discuss the tax treatment of awards under the 2006 Plan in connection with a merger, consolidation, or similar transaction. Such treatment will depend on the terms of the transaction and the method of dealing with the awards in connection therewith.

Change of Control

        Accelerated Vesting and Payment. Subject to the provisions of the 2006 Plan or as otherwise provided in the award agreement, in the event of a change of control, unless otherwise specifically prohibited under law or by the rules and regulations of a national securities exchange:

  •
  Any period of restriction and other restrictions imposed on restricted stock or restricted stock units shall lapse, and restricted stock units shall be immediately payable;

  •
  Any and all stock options and SARs granted shall become immediately exercisable;

  •
  The target payout opportunities attainable under all outstanding awards of performance based restricted stock and performance based restricted stock units (including but not limited to awards intended to be performance based compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the change of control:

  •
  The vesting of all awards denominated in shares of common stock shall be accelerated as of the effective date of the change of control, and shall be paid out to participants within 30 days following the effective date of the change of control; and

  •
  Awards denominated in cash shall be paid to participants in cash within 30 days following the effective date of the change of control;

  •
  Upon a change of control, unless otherwise specifically provided in a written agreement entered into between the participant and St. Mary or an affiliate of St. Mary, the Committee shall immediately vest and pay out all other stock based awards as determined by the Committee; and

  •
  The Committee shall have the ability to unilaterally determine that all outstanding awards are cancelled upon a change in control, and the value of such awards, as determined by the Committee in accordance with the terms of the 2006 Plan and the award agreement, be paid out in cash in an amount based on the change of control price within a reasonable time subsequent to the change in control; provided, however, that no such payment shall be made on account of an incentive stock option using a value higher than the fair market value on the date of settlement.

        Alternate Awards. Subject to certain conditions set forth in the 2006 Plan, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an award, cash settlement, or other payment shall occur with respect to any award if the Committee reasonably determines in good faith prior to the occurrence of a change of control, that such award shall be honored, assumed, or new rights substituted therefore by any successor, all as described in the 2006 Plan.

Amendment, Modification, Suspension, and Termination

        The Committee or Board of Directors of St. Mary may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2006 Plan in whole or in part; provided however, that:

  •
  Without the prior approval of St. Mary's stockholders, stock options and SARs issued under the 2006 Plan will not be repriced, replaced, or regranted such that the stock option price of a previously granted stock option or the grant price of a previously granted SAR is effectively reduced from the original stock option price or grant price.

  •
  No amendment or modification which would increase the total number of shares of common stock available for issuance under the 2006 Plan or the total number of shares available for incentive stock options under the 2006 Plan shall be effective unless approved by the stockholders of St. Mary.

  •
  To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment shall be effective unless approved by the stockholders of St. Mary in accordance with applicable law, regulation, or securities exchange or market requirement.

Adjustment of Awards

        The Committee may make appropriate proportionate adjustments or substitutions in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting St. Mary or the financial statements of St. Mary or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2006 Plan.

Securities Registration

        St. Mary plans to register under the Securities Act of 1933, as amended, the issuance of shares of common stock under the 2006 Plan. Accordingly, participants will be able to sell shares issued under the 2006 Plan once any vesting and holding periods are satisfied, subject to other requirements of the Securities Act of 1933, as amended.

        Since the Board of Directors believes that the 2006 Plan will attract, retain, and further motivate employees, consultants, and directors and enhance stockholder value, the Board of Directors recommends voting "FOR" the approval of the 2006 Plan.

Ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

        St. Mary's stockholders are being asked to ratify the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm. Deloitte has served as the Company's Independent Register Public Accounting Firm since 2001 and the Audit Committee believes it will engage Deloitte to perform an audit again as of and for the year ended December 31, 2006.

        The Audit Committee is responsible for selecting the Company's independent auditors for the fiscal year ending December 31, 2006. Additionally, stockholder approval is not required to appoint Deloitte & Touche, LLP as the Company's independent auditors for fiscal year 2006. Notwithstanding, the Board of Directors believes that submitting the appointment of Deloitte & Touche, LLP to the stockholders for ratification is good corporate governance. The Audit Committee is solely responsible for selecting the Company's independent auditors. If the stockholders do not ratify this appointment, the Audit Committee will review its future selection of independent auditors.

        The Board of Directors recommends voting "FOR" the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.

CORPORATE GOVERNANCE

Board of Directors

        The Board is comprised of a majority of independent directors. The Board has determined that the following directors are independent and do not have any material relationship with the Company other than as a director and stockholder of the Company: Barbara M. Baumann, Larry W. Bickle, Thomas E. Congdon, William J. Gardiner, John M. Seidl and William D. Sullivan. In its conclusions as to the independence of these directors, the Board considered past employment, remuneration, and any relationship with the Company. In making its determination as to the independence of the members of the Board of Directors, the Board considered the independence tests described in Section 303A.02 of the Corporate Governance Standards of the New York Stock Exchange's Listed Company Manual.

        The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are each comprised solely of independent directors. The written charters for all three independent committees are available on the Company's website at www.stmaryland.com. Also available on the website are the Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Executive Committee Charter. The charter of the Audit Committee is attached to this Proxy as Annex A and was most recently amended in December 2005. The committee charters, the Corporate Governance Guidelines, and the Code of Business Conduct and Ethics, that applies to all employees, officers, and members of the Board of Directors of the Company, will be furnished in print to any stockholder who requests them.

Presiding Director at the Nonmanagement Directors' Executive Sessions

        The Nominating and Corporate Governance Committee is comprised solely of independent directors. All nonmanagement directors meet in executive session immediately before each regularly scheduled meeting of the Board of Directors or as deemed necessary. Mr. Seidl has presided at these executive sessions.

Communication with the Directors of the Company

        The Board of Directors welcomes questions or comments about the Company and its operations. Those interested may contact the Board of Directors as a whole, nonmanagement directors, or any one or more specified individual directors by sending a letter to the intended recipients' attention in care of St. Mary Land & Exploration Company, Corporate Secretary, 1776 Lincoln Street, Suite 700, Denver, CO 80203. All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

BOARD AND COMMITTEE MEETINGS

        The full Board of Directors met fourteen times during 2005. All directors attended not less than 11 of the Board meetings and not less than 80 percent of the committee meetings held during the directors' tenure on the Board and its committees. Attendance at the Board meetings included at least six of the seven directors 100 percent of the time.

        It is the Company's policy that each director is expected to attend the Annual Meeting of Stockholders. Each director attended the 2005 Annual Meeting of Stockholders.

        The Board has an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and an Executive Committee. As noted previously, the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee are each comprised solely of independent directors.

        Each of the committees and the entire Board evaluated their performance over 2005. The performance evaluations were supervised by the Nominating and Corporate Governance Committee and discussed by the full Board.

        The following table sets forth the members of each committee, as of December 31, 2005, and the number of meetings held in 2005.

Name of Director	Audit Committee		Nominating and Corporate Governance Committee		Compensation Committee		Executive Committee
Barbara M. Baumann	X				X	*	X
Larry W. Bickle			X		X
Thomas E. Congdon							X
William J. Gardiner	X	*					X
Mark A. Hellerstein							X	*
John M. Seidl	X		X	*
William D. Sullivan			X		X
Number of Meetings in 2005	9		5		5		0

*
Chairperson

        The Audit Committee assists the Board in fulfilling its oversight responsibilities for financial reporting by the Company. Audit Committee members are prohibited from serving on more than three audit committees of public companies. We do not have any Audit Committee members that serve on any other company's audit committee. The Audit Committee is solely responsible for the engagement and discharge of independent auditors and reviews the quarterly and annual financial results. The committee reviews the audit plan and the results of the audit with the independent auditors and reviews the independence of the auditors, the range of audit fees, the scope and adequacy of St. Mary's system of internal accounting controls, and the Company's risk management policies. The Audit Committee also has oversight responsibility for the internal audit function of the Company. The Audit Committee is currently composed of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. See the Audit Committee Report contained in this proxy statement.

        The Board of Directors has determined that each of the current Audit Committee members is an audit committee financial expert as the term is defined by Securities and Exchange Commission ("SEC") rules.

        The Nominating and Corporate Governance Committee's primary function is to nominate the individuals to be elected to the Board of Directors and to oversee all corporate governance policies of the Board of Directors.

        The Compensation Committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the Company's compensation policies. The Compensation Committee recommends to the Board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of equity based compensation or other benefits under compensation plans. See the "Report of the Compensation Committee on Executive Compensation" contained in this proxy statement.

        The Executive Committee has the authority to act on behalf of the Board of Directors and the Company with respect to matters as to which it has been authorized to act by the Board of Directors, provided that such matters are not in conflict with the Certificate of Incorporation or Bylaws of the Company or applicable laws, regulations, or rules or the listing standards of the New York Stock Exchange.

        There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

DIRECTOR COMPENSATION

        Employee directors do not receive additional compensation for serving on the Board of Directors or any committee.

        For service in 2005 as it relates to the fiscal period from May 25, 2005, through approximately May 17, 2006, target compensation for each member of the Board of Directors has been set at $160,000 annually, excluding committee and attendance fees. As described more fully below, the actual value of compensation may be higher or lower depending on the results of the restricted stock unit component of director compensation. Primary director compensation is in the form of stock grants and is fully described below. The cash component of the director compensation for non-employee directors is as follows:

  •
  Payment of $750 for each Board meeting attended.

  •
  Payment of $600 for each committee meeting attended in person and $375 for each telephonic committee meeting.

  •
  Reimbursement for expenses incurred in attending Board and committee meetings.

        The committee chairs receive the following cash payments in recognition of the additional workload of their respective committee assignments. These amounts are paid commensurate with the beginning of the annual service period.

  Audit Committee—$15,000
  Compensation Committee—$5,000
  Nominating and Corporate Governance Committee—$5,000

        The stock compensation for non-employee directors is separated into two components:

  1)
  A retainer payable upon election to the Board by the stockholders, valued at $60,000. This resulted in a grant of restricted stock to each non-employee director of 2,321 shares of St. Mary common stock issued in May 2005 under St. Mary's Non-Employee Director Stock Compensation Plan. These shares are earned over the service period and carry a one year restriction under Rule 144, as they are unregistered securities.

  2)
  A restricted stock unit grant is issued in the quarter following year end at the same time as employee restricted stock unit grants. The formula for calculating each directors' restricted stock unit grants is as follows:

  i.
  The dollar base to determine the number of restricted stock units to be issued is $100,000.

  ii.
  This amount is divided by the average of the St. Mary common stock quarter end closing price over the preceding year to determine the number of restrticted stock units to be issued.

  iii.
  Vesting is 25 percent upon issuance and 25 percent on each of the next three anniversary dates

OTHER REPORTABLE ITEMS RELATED TO PAYMENTS MADE BY THE
COMPANY ASSOCIATED WITH SERVICE OF A DIRECTOR

        In recognition of Thomas E. Congdon's very long distinguished service for and extraordinary contributions to the Company, the Company's Board of Directors recommended and approved an honorarium gift of $100,000 to the Museum of Contemporary Art—Denver for the purpose of establishing a lecture series with the museum in Mr. Congdon's honor. The contributions were made in equal $50,000 payments in 2005 and 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

        Common Stock—The following table shows beneficial ownership of shares of St. Mary common stock as known by the Company as of March 17, 2006, by all beneficial owners of more than five percent of the outstanding shares of St. Mary common stock, by each director, director nominee, and by each of the executive officers named in the Summary Compensation Table, and all directors, director nominees, and executive officers as a group. Restricted stock units are not included in this table as no actual shares have been issued associated with the restricted stock unit rights. A separate table has been included later in this section describing the number of restricted stock units owned by the individuals described above.

Name and Address of Beneficial Owner	Shares beneficially owned excluding options	Options exercisable within 60 days of 3/17/2006	Total shares beneficially owned(1)		Percent beneficially owned
Stockholders Owning More Than 5%
Neuberger Berman, LLC 605 Third Avenue New York City, NY 10158-3698	3,892,350	—	3,892,350	(2)	6.9%	(2)
Harris Associates L.P. Two North LaSalle Street, Suite 500 Chicago, IL 60602-3790	2,909,600	—	2,909,600	(3)	5.1%	(3)
Name and Position of Beneficial Owner Directors and Executive Officers
Barbara M. Baumann, Director	9,721	39,923	49,644		0.1%
Larry W. Bickle, Director	64,829	40,823	105,652		0.2%
Thomas E. Congdon, Director	(4) 28,767	57,993	86,760		0.1%
William J. Gardiner, Director	15,321	55,429	70,750		0.1%
John M. Seidl, Director	14,821	13,457	28,278		<0.1%
William D. Sullivan, Director	8,721	4,886	13,607		<0.1%
Mark A. Hellerstein, Chairman, President, Chief Executive Officer and Director	(5) 94,869	627,602	722,471		1.2%
Douglas W. York, Executive Vice President and Chief Operating Officer	13,541	117,376	130,917		0.2%
Robert L. Nance, Senior Vice President	(6)774,819	204,048	978,867		1.6%
Kevin E. Willson, Senior Vice President and Regional Manager	3,346	72,796	76,142		0.1%
David W. Honeyfield, Vice President—CFO, Secretary and Treasurer	824	4,500	5,324		<0.1%
All executive officers and directors as a group (16) persons including those named above)	1,308,331	1,488,732	2,797,063		4.6%

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of a date reasonably selected by the Company, through the exercise of any stock option or other right. The Company selected March 17, 2006 as the determination date.

(2)
According to a Statement on Schedule 13G filed by Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds on February 21, 2006, by reason of advisory and other relationships with persons who own shares of St. Mary common stock, Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management Inc., and Neuberger Berman Equity Funds may be deemed to be the beneficial owners of a total of 3,892,350 shares, with sole voting power as to 2,150 shares, with shared voting power as to 3,110,800 shares, and shared dispositive power as to all shares. The percentage beneficially owned in the above table is the percentage beneficially owned set forth in the filed Schedule 13G based only on the Company's outstanding shares. The percentage beneficially owned changes to 6.4 percent when the calculation includes the aggregate number of shares that stockholders have a right to acquire within 60 days of March 17, 2006, through the exercise of any stock option or right.

(3)
According to a Statement on Schedule 13G filed by Harris Associates L.P. and Harris Associates Investment Trust on February 14, 2006, by reason of advisory and other relationships with persons who own shares of St. Mary common stock, Harris Associates L.P. and Harris Associates Investment Trust may be deemed to be the beneficial owners of a total of 2,909,600 shares, with shared voting power as to all of such shares, shared dispositive power as to 2,900,000 shares, and sole dispositive power as to 9,000 shares. The percentage beneficially owned in the above table is the percentage beneficially owned set forth in the filed Schedule 13G based only on the Company's outstanding shares. The percentage beneficially owned changes to 4.8 percent when the calculation includes the aggregate number of shares that stockholders have a right to acquire within 60 days of March 17, 2006, through the exercise of any stock option or right.

(4)
Thomas E. Congdon and members of his extended family are estimated to own between five and ten percent of the outstanding common stock of the Company. While no formal arrangements exist, these extended family members may be inclined to act in concert with Mr. Congdon on matters related to control of the Company or the approval of a significant transaction.

(5)
Includes 3,400 shares held by Mr. Hellerstein's mother. Mr. Hellerstein may be deemed to have shared investment power with respect to such shares. Mr. Hellerstein has disclaimed any beneficial ownership of such shares.

(6)
Includes 4,000 shares held of record by Ronan, Inc., a corporation controlled by Robert L. Nance, 138,200 shares held by the spouse of Mr. Nance, and 89,264 shares held of record by Robert L. Nance TTEE for Robert S. Nance Financial Mgt. Trust.

        Restricted Stock Units—Restricted stock units represent rights to shares of stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The restricted stock unit awards are automatically exchanged for common shares after three years following their issuance. The restricted stock units do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The restricted stock unit awards vest 25 percent upon issuance and 25 percent on each of the following three anniversary dates.

        The Company began issuing restricted stock units in 2004. The initial grant under the Restricted Stock Plan was made on June 30, 2004, whereby eligible executive officers and key employees were issued restricted stock units. This grant was the first grant under this program following approval of the Restricted Stock Plan by the stockholders of the Company. Beginning with the calendar year 2004, restricted stock unit grants are now made annually under the plan subject to the performance criteria of the Company. These grants are made in the quarter following the year end.

        The following table shows the number of restricted stock units owned by each of the directors and executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation," and all directors and executive officers as a group as of the March 17, 2006.

	June 30, 2004 Issuance	March 15, 2005 Issuance	February 28, 2006 Issuance	Total Restricted Stock Units	Total Vested Restricted Stock Units
Barbara M. Baumann	—	—	3,139	3,139	785
Larry W. Bickle	—	—	3,139	3,139	785
Thomas E. Congdon	—	—	3,139	3,139	785
William J. Gardiner	—	—	3,139	3,139	785
John M. Seidl	—	—	3,139	3,139	785
William D. Sullivan	—	—	3,139	3,139	785
Mark A. Hellerstein	29,456	7,900	24,264	61,620	24,744
Douglas W. York	16,940	8,498	16,218	41,656	16,774
Robert L. Nance	19,636	10,410	14,437	44,483	18,632
Kevin E. Willson	16,420	1,516	11,992	29,928	11,966
David W. Honeyfield	3,888	1,668	11,539	17,095	5,663
All executive officers and directors as a group (16 persons including those named above)	107,732	44,358	123,406	275,496	106,901

EXECUTIVE COMPENSATION AND SUMMARY COMPENSATION TABLE

        The following table sets forth the annual and long term compensation received during each of the Company's last three years by the Chief Executive Officer and by the four other highest compensated executive officers of the Company during 2005.

        In addition to salaries, the Company has granted restricted stock units in 2004 and 2005 and stock options in 2003 to executive management and selected other personnel. These individuals also participate with other members of management in a net profits interest bonus plan. All eligible employees participate in the Company's performance based cash bonus plan and restricted stock plan. See the Report of the Compensation Committee on Executive Compensation contained in this proxy statement.

SUMMARY COMPENSATION TABLE

Long Term Compensation Equity Based Awards
Annual Compensation
Securities Underlying Options/ SAP's
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1,4)		Restricted Stock Awards(3)			All Other Compensation(2)
Mark A. Hellerstein President and Chief Executive Officer	2005 2004 2003	$ $ $	386,460 371,833 359,000	$ $ $	193,230 37,183 179,500	$ $ $	3,078,927 1,385,704 1,640,948	$ $ $	931,495 722,356 —	— — 85,716	$ $ $	15,287 14,220 27,283
Douglas W. York(5) Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	258,315 248,333 206,458	$ $ $	129,157 40,000 103,229	$ $ $	717,638 229,840 329,714	$ $ $	622,629 514,193 —	— 37,500 161,818	$ $ $	10,509 9,708 8,787
Robert T. Nance Senior Vice President	2005 2004 2003	$ $ $	229,951 221,733 214,033	$ $ $	114,975 49,000 107,017	$ $ $	274,492 81,158 92,585	$ $ $	554,236 610,001 —	— — 51,106	$ $ $	18,124 20,010 18,105
Kevin E. Willson(5) Senior Vice President and Regional Manager	2005 2004 2003	$ $ $	191,351 178,333 169,333	$ $ $	95,500 7,133 76,200	$ $ $	840,654 326,326 432,264	$ $ $	460,373 330,549 —	— — 40,564	$ $ $	11,623 11,077 11,558
David W. Honeyfield Vice President—Chief Financial Officer, Secretary and Treasurer	2005 2004 2003	$ $ $	183,781 157,000 94,750	$ $ $	91,890 15,700 47,375	$ $ $	— 39,510 25,000	$ $ $	442,982 110,962 —	— — 43,214	$ $ $	12,027 9,983 2,931

(1)
Amounts consist of payments under the Net Profits Interest Bonus Plan. See Report of the Compensation Committee on Executive Compensation for a description of this plan.

(2)
Amounts consist of the Company's contribution to the 401(k) Savings Plan, holiday bonus group term life premiums, supplemental life insurance premiums and health club dues.

(3)
The awards in 2004 included a grant made in June 2004 after the adoption of the Restricted Stock Plan as well as the restricted stock units issued in 2005 for the 2004 performance period. The awards in the 2005 row represent the restricted stock units issued in 2006 related to 2005 performance period.

The dollar value of the restricted stock units listed in the table is calculated based on the closing price of the Company's common stock on the effective date of the grants as follows: fiscal 2005 grants—$38.29 and fiscal 2004 grants—$17.83 and $24.98, respectively. The following table lists the number of restricted stock units held by each individual and the market value of the total holdings of the restricted stock units of St. Mary Land & Exploration Company for the Named Executive Officers as of the end of fiscal year 2005. The total includes the grant made on February 28, 2006 for fiscal 2005 period. The value shown is based on the closing market price of $36.81 on December 31, 2005, as reported on the New York Stock Exchange.

Named Executive Officer	Number of Restricted Stock Units	Market Value as of 12/31/05
Mark A. Hellerstein	61,620	$2,268,232
Douglas W. York	41,656	$1,533,357
Robert T. Nance	44,483	$1,637,419
Kevin Willson	29,928	$1,101,649
David W. Honeyfield	17,095	$629,267
(4)
For Mr. Honeyfield, these amounts include hiring and discretionary project bonuses.

(5)
Effective March 31, 2006, Mr. York resigned from the offices of Executive Vice President and Chief Operating Officer, and Mr. Willson resigned from the offices of Senior Vice President and Regional Manager.

        Stock options exercised by the Company's Chief Executive Officer and four highest compensated executive officers and their stock option values are set forth in the following table. All such stock options were granted pursuant to the Company's stock option plans described in this proxy statement. In May 2003, the Board of Directors amended the stock option plans to prohibit any repricing of outstanding options that would reduce the exercise price without stockholder approval. The issuance of stock options has been replaced by the issuance of restricted stock under a performance based plan, whereby restricted stock units have been utilized.

AGGREGATED STOCK OPTION EXERCISES IN 2005 AND
DECEMBER 31, 2005 STOCK OPTION VALUE

			Number of unexercised options held at December 31, 2005		Value of unexercised in the money options at December 31, 2005(1)
Name	Shares Acquired on exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. Hellerstein	5,716	$112,117	627,602	260,114	$16,181,355	$6,540,021
Douglas W. York	104,824	$1,530,758	111,751	109,877	$2,619,387	$2,476,394
Robert L. Nance	—	—	204,048	6,036	$5,153,945	$138,768
Kevin E. Willson	35,442	$759,823	72,796	4,850	$1,632,362	$112,993
David W. Honeyfield	21,606	$496,894	—	21,608	$—	$515,195

(1)
On December 31, 2005, the last reported sales price of St. Mary common stock as quoted on the New York Stock Exchange (NYSE) was $36.81.

RETIREMENT PLANS

Pension Plan

        The Company's Pension Plan is a qualified, noncontributory defined benefit plan which is available to substantially all employees. This plan was amended in 1994 to conform to the changes required by the Tax Reform Act of 1986 and to reduce the plan formula. The Company also has a supplemental pension plan for certain executive officers to provide for benefits in excess of Internal Revenue Code limits.

        The qualified plan provides a benefit after 25 years of service equal to 35 percent of final average compensation, subject to Internal Revenue Code limits. Final average compensation is the average of the highest three consecutive years of the 10 years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of the base salaries (excluding bonus) shown in the Summary Compensation Table.

        The supplemental plan provides executives hired before 1995, after completing 15 years of service and reaching age 65, a benefit equal to 40 percent of final average compensation plus 37 percent of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan, less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by Section 415 of the Internal Revenue Code, less the benefit provided by the qualified plan.

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the pension plans for the indicated levels of average annual compensation and years of service.

Remuneration	Estimated annual pension benefits for executives hired before 1995 with > 15 years of service	Estimated annual pension benefits for executives hired after 1994 with > 25 years of service
$100,000	$59,240	$35,000
150,000	97,740	52,500
200,000	136,240	70,000
250,000	174,740	87,500
300,000	213,240	105,000
350,000	251,740	122,500
400,000	290,240	140,000
500,000	367,240	175,000

        As of December 31, 2005, the named executive officers have the following years of credited service:

Mark A. Hellerstein	14
Douglas W. York	9
Robert L. Nance	7
David W. Honeyfield	2
Kevin E. Willson	10

401(k) Plan

        The Company's 401(k) Profit Sharing Plan is a defined contribution pension plan subject to the Employee Retirement Income Security Act of 1974. The 401(k) Plan allows eligible employees to contribute up to 60 percent of their income on a pretax basis through contributions to the 401(k) Plan. Contributions are limited to amounts determined by Internal Revenue Code regulations. The Company matches each employee's contributions up to six percent of the employee's pretax income. Company contributions vest over an employee's first five years of employment.

EQUITY COMPENSATION PLANS

        St. Mary has a Restricted Stock Plan, Stock Option Plan, an Incentive Stock Option Plan, an Employee Stock Purchase Plan, and a Non-Employee Director Stock Compensation Plan under which options and shares of St. Mary common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of the Board of Directors. Each of these plans has been approved by our stockholders. All but the Employee Stock Purchase Plan are intended to be combined into the 2006 Equity Incentive Compensation Plan pending stockholder approval.

        The following table is a summary of the shares of common stock authorized for issuance under our existing equity compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(1)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders-
Stock Option Plans	4,502,362	$12.31	559,088
Restricted Stock Plan	1,165,563	N/A	(A	)
Employee Stock Purchase Plan	—	—	1,655,391
Non-Employee Director Stock Compensation Plan	—	—	20,874

Total	5,667,927	N/A	2,235,353

(A)
The number of securities currently available for future issuance under the Stock Option Plans and the Restricted Stock Plan are an aggregate number of shares in the amount of 559,088. There is only one pool of shares available for issuance under these three plans. Following the anticipated approval of the 2006 Equity Compensation Incentive Plan, all of these shares will be included in the single plan.

EMPLOYMENT AGREEMENTS AND TERMINATION OF
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

        On September 1, 1991, St. Mary entered into an employment agreement with Mark A. Hellerstein. This agreement was amended on December 16, 2005. The amended agreement provides for a specific term ending June 30, 2007, and certain compensation arrangements in the event that there is a termination of employment prior to that date. The agreement also provides that in order to comply with Section 409A, any severance payments made pursuant to the agreement will not commence until the expiration of six months from the date of separation from service. Under the terms of the agreement, if Mr. Hellerstein is terminated prior to the expiration date of his contract, he will continue the following benefits through the expiration date: 1) His base salary at its then current rate at the time of termination; 2) bonus and incentive compensation as well as additional vesting under all benefit plans; and 3) participation by Mr. Hellerstein in the fringe benefits and other benefit plans of the Company.

        Mr. Hellerstein's current salary is $402,700 per year. Compensation is reviewed annually. Mr. Hellerstein participates in St. Mary's benefit plans and is entitled to bonuses and incentive compensation as determined by the Board of Directors.

        St. Mary has established a change in control executive severance policy and entered into change of control severance agreements whereby certain officers of St. Mary, including the officers named in the Summary Compensation Table, are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change in control of the Company (a) without "cause" by the Company or (b) for "good reason" by the officer (e.g. an adverse change in the officer's status after a change in control), each as defined in the agreements. The severance payments equal up to two and one-half years annual base salary, depending on the length of time employment continues after the change in control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        The Company has also establishes a change in control severance policy and entered into change of control severance agreements whereby selected employees of St. Mary, generally, that are compensated at levels exceeding $115,000 per year, are entitled to receive severance payments in the event that their employment is terminated within one year after a change in control of the Company (a) without "cause" by the Company or (b) for "good reason" by the employee (e.g. an adverse change in the officer's status after a change in control), each as defined in the agreements. The severance payments equal up to one year annual base salary, depending on the length of time employment continues after the change in control provided that in no event would the severance payments equal less than one year's annual base salary. In addition, all insurance and fringe benefits will be provided for a period of one year.

        St. Mary has established a severance termination plan for all of its other employees that would activate if a change of control event occurs. The amount of benefit is dependent on the number of years of service with the Company and the employees' compensation level at the time of termination.

        A change in control is defined to include (i) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of the Company or (ii) a change in more than 50 percent of the composition of the Board of Directors of the Company other than as a result of the election of new members of the Board of Directors by a vote of the incumbent members of the Board of Directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE ON
EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors has responsibility for reviewing, evaluating, and recommending to the Board of Directors the director and officer compensation plans, policies, and programs and for recommending to the Board the specific compensation arrangements for executive officers and directors. After consideration of the Compensation Committee's recommendations, the full Board of Directors reviews and approves the compensation of all elected officers, including the executive officers named in the Summary Compensation Table presented in this proxy, and also determines the compensation for the Board itself.

        The Compensation Committee oversees the administration of the Company's executive compensation programs including programs for cash bonuses, stock compensation, and the Net Profits Interest Bonus Plan. The Compensation Committee annually evaluates the chief executive officer's performance in light of goals and objectives previously established and recommends to the Board of Directors the chief executive officer's compensation based on such evaluation. The Compensation Committee also reviews the performance of the Company's pension and 401(k) plans with the Investment Review Committee. The Investment Review Committee is comprised of selected senior management personnel. A representative from this committee meets with the Compensation Committee annually to discuss the results of the review performed with the plan trustees.

        The goals of the Company's integrated management compensation programs include the following:

  •
  To attract and retain talented management personnel;

  •
  To encourage management to obtain superior returns for St. Mary's stockholders;

  •
  To promote preservation and growth of the Company's income producing assets; and

  •
  To encourage ownership of shares of St. Mary common stock.

Salaries

        In order to emphasize performance based incentive compensation, base salaries of executive officers are targeted not to exceed the median salaries of similar officers in industry companies having a financial position, capital budget, and performance comparable to that of the Company. After consideration is given to survey data from the Company's industry peer group and the occasional use of information provided by external consultants, the Compensation Committee determines the salary ranges for various positions. The Compensation Committee then reviews management's recommendations for executive officer salaries and the basis for its recommendation. The Compensation Committee makes final salary recommendations to the full Board of Directors based on officer experience, sustained performance, and comparisons to peers both inside and outside the Company.

Incentive Compensation

        The Company has established three incentive compensation plans. These have the potential to substantially increase annual compensation of an executive officer if the economic performance of the Company and the performance of the affected executive officer warrant. These plans have certain specific objectives.

        1.     The Company has established a Cash Bonus Plan. Each year the Board of Directors evaluates the overall performance of the Company for the year as well as the Company's individual regions, and with the assistance of the Compensation Committee, determines the total cash bonus available to be allocated to executive officers and key employees. Criteria considered include measured changes in the net asset value of the Company as calculated internally, growth in reserves and growth in production, as well as subjective measures where deemed appropriate. There is an established threshold and graduated scale that specifies the basic guidelines for the cash bonus percentage to be paid, dependent upon the results of the realized performance metrics. As the plan is currently administered the Company must generate a ten percent growth in net asset value in order for executive officers to be paid a ten percent cash bonus, and no amounts are paid under the cash bonus plan to executive officers if the net asset value growth is less than ten percent. The maximum cash bonus percentage is 50 percent of base salary for any executive officer. The participation of each designee in the total allocated bonus is a function of overall, region and individual performance during the year.

        2.     The Restricted Stock Plan is intended to reward executive officers and key employees of the Company for long term increases in the value of the Company's stock. The Company utilizes restricted stock unit awards as the stock based incentive component of compensation. The annual grant of restricted stock unit awards is performance based and is based on the same basic formula as the Cash Bonus Plan. This formula only provides for a grant if the Company's measured performance for the preceding period exceeds certain defined criteria. Acknowledging that senior management has the primary accountability for profitable operations and investments, the restricted stock formula for selected executive officers is four times the cash bonus percentage whereas it is two times for all other plan eligible employees.

        3.     The Net Profits Interest Bonus Plan is designed to reward the contributions made by various personnel to the Company's financial success. Plan participants share in the net profits derived from all oil and gas activity for a calendar year, after payout to the Company of 100 percent of related costs and expenses. Specifically, after the Company has received cash flows returning 100 percent of all costs and expenses associated with a designated pool for a particular year, ten percent of the future net cash flow from those properties is distributed among the pool participants. Payments are made only after payout to the Company and consideration of all costs and net realized prices, including the effect of hedging. This cash flow is distributed based on a portion of each participant's relative weighted salary, as well as on subjective regional and individual performance criteria. After the Company has recovered

200 percent of the total costs and expenses for a given pool, including prior distributions under the plan at the ten percent level, 20 percent of the future net cash flow is distributed among pool participants based on the criteria outlined above. Pool years beginning with the 2006 pool will carry a vesting period of three years and a maximum benefit to full participants from a particular year's pool of 300 percent of that individual's salary paid during the year to which the pool relates. A partial interest participants' benefit is prorated proportionately from the 300 percent amount referred to above. Consistent with the reasoning for doubling the equity bonus component of compensation for selected individuals, this plan acknowledges that senior management is primarily accountable for the profitable operations and investments of the Company. Accordingly, the salaries of the chief executive officer and president, the executive vice president and certain other vice presidents as deemed appropriate by the Compensation Committee are weighted at 100 percent and the salaries of all other participants are weighted at two-thirds of actual base salary or less as well as on subjective individual and regional performance criteria. Payout with respect to a net profits pool established for a year will generally not occur until several years later, at which time payments to participants with respect to such early year pools commence. Because these payments are based on the performance of previous capital investments, they may not bear a direct relationship to the Company's performance in the actual year payouts are made. Payouts under the plan have begun as soon as two years from the end of the year in which the initial capital was spent, but typically begin approximately four to six years following the year in which the initial capital investments take place. Clearly, the impact of pricing and costs have a significant impact on the timing of payout and the magnitude of payment once a pool is in payout status. The amounts due and payable under the Net Profits Interest Bonus Plan are recognized as compensation expense in the period the net cash flows from oil and gas properties are earned by the Company. This treatment provides for a consistent matching of cash expense with net cash flows from the oil and gas properties in each respective pool of the Net Profits Interest Bonus Plan.

        The Compensation Committee's goal is that, over time, the combined amounts of compensation received by Company executives from the stock compensation plans and the Net Profits Interest Bonus Plan will approximate the value of stock based compensation and other long term incentives received by executives at peer companies in the oil and gas industry with a similar financial position, capital budget, and performance to that of the Company.

Compensation of the Chief Executive Officer

        The compensation of Mark A. Hellerstein, chairman of the Board of Directors, president, and chief executive officer, consists of the same components and criteria as other executive officers, including base salary, cash bonus, restricted stock units, and net profits interest bonus plan participation. His base salary is reviewed annually by the Compensation Committee and is targeted to approximate the median salary of the chief executive officers of industry companies having a financial position, capital budget, and performance comparable to that of the Company.

        A significant portion of Mr. Hellerstein's compensation is at risk. As with all other employees, the annual cash bonus calculation contemplates payment percentages ranging from zero to 50 of base compensation and is determined based on the change in net asset value of the Company over the year. Additionally, a substantial portion of Mr. Hellerstein's total compensation is derived from payments made under the Net Profits Interest Bonus Plan. The plan is designed to align the interests of management with those of stockholders in order to provide an incentive to management to deliver long term value to the stockholders. As described earlier, payouts under the plan begin only after the Company has recovered 100 percent of its capital investment, lease operating costs, and production taxes. As a result, the amount invested in the properties, the performance of the properties, management's ability to control costs, and the impact of commodity prices all have a direct impact on payouts under the plan.

        For Mr. Hellerstein's compensation, a greater emphasis is placed on incentive pay tied to Company performance. Mr. Hellerstein's base salary in 2005 increased $14,627 or 3.9 percent over 2004. His total cash and net profits interest bonuses earned increased to approximately $3.3 million in 2005 compared with $1.4 million in 2004. Notably, the majority of this increase is a result of payments made from the Net Profit Interests Bonus Plans as compared to prior years. This increase is a direct result of the substantial commodity price increases realized in 2005 which not only improved cash flows from the individual pools but also caused additional Net Profits Interest Bonus Plan pools to reach payout status in 2005. Because the Company met it corporate goals related to an increase in net asset value that produced maximum payouts under the cash bonus plan formula, Mr. Hellerstein was granted a $193,230 cash bonus under the cash bonus plan and 24,264 restricted stock units related to performance for 2005. The Company's total oil and gas reserves increased 21 percent to 795 Bcfe from 659 Bcfe a year earlier through both drilling and acquisition growth. Additionally, average net daily production increased by 16 percent from 2004 to 2005. These items, coupled with the exceptionally strong commodity prices and efforts to control the cost increases seen throughout the industry, resulted in the Company achieving a substantial increase in its net asset value per share.

Conclusion

        St. Mary's executive compensation is linked to individual and corporate performance and stock price appreciation. Base compensation is set in comparison to similar industry companies and incentive compensation is intended to provide a competitive advantage to the Company in retaining highly motivated, talented, and ethical employees. The Compensation Committee intends to continue the policy of linking executive compensation to individual and corporate performance, as well as to stockholder returns.

                      Barbara M. Baumann, Chairman
                      Larry W. Bickle
                      William D. Sullivan

March 31, 2006

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Set forth below is a description of a related transaction between St. Mary and one of its officers during the last fiscal year. Some of the aspects of this transaction will continue in effect and may result in conflicts of interest between St. Mary and the individual. Although the person owes a fiduciary duty to St. Mary and its stockholders, we cannot assure you that conflicts of interest will always be resolved in favor of St. Mary.

        As a result of his employment with another company prior to 1995, with which St. Mary engaged in a number of transactions, Kevin E. Willson, an executive officer of St. Mary during 2005 and the first quarter of 2006, owns royalty interests in a number of our properties, which were earned as part of the prior employer's employee benefit programs.

        St. Mary's Bylaws provide that no director, officer, or employee may pursue for his or her own account a business or investment opportunity if he or she has obtained knowledge of such opportunity through his or her affiliation with the Company. In addition, no officer or employee of St. Mary may pursue for his or her own account an oil and gas opportunity as to which his or her knowledge of the opportunity was not obtained through his or her affiliation with the Company unless (a) with respect to an officer of St. Mary, the officer's pursuit of the opportunity has been approved by the Board of Directors and (b) with respect to a nonofficer of St. Mary, the employee's pursuit of the opportunity has been approved by a senior officer of St. Mary with full knowledge of such opportunity. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under U.S. securities laws, directors, executive officers, and persons holding more than ten percent of St. Mary common stock must report their initial ownership of the common stock and any changes in that ownership in reports that must be filed with the SEC and St. Mary. The SEC has designated specific deadlines for these reports and St. Mary must identify in this proxy statement those persons who did not file these reports when due.

        Based solely on a review of reports filed with the Company, all directors, executive officers, and ten percent owners timely filed all reports regarding transactions in the Company's securities required to be filed for 2005 by Section 16(a) under the Securities Exchange Act of 1934 with the following exception. A Form 4 with respect the exercise of stock options and the sale of stock by Thomas E. Congdon, a director of the Company, was not filed on or before March 9, 2005, as required, but the sale was reported in a Form 4 filed on March 10, 2005, and the exercise of the stock options was reported in an amendment to that Form 4 filed on May 17, 2005.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company's independent accountants, (3) the performance of the Company's internal audit function, and (4) other matters as set forth in the charter of the Audit Committee approved by the Board of Directors and attached to this proxy statement as Annex A.

        Management is responsible for the Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the audited consolidated financial statements of the Company for the year ended December 31, 2005. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, that was filed with the SEC.

                      THE AUDIT COMMITTEE

                      William J. Gardiner, Chairman
                      Barbara M. Baumann
                      John M. Seidl

March 31, 2006

INDEPENDENT ACCOUNTANTS

        To the knowledge of management, neither Deloitte & Touche, LLP nor any of its members has any direct or material indirect financial interest in St. Mary nor any connection with St. Mary in any capacity other than as independent public accountants. A representative of Deloitte & Touche, LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

        The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the years ended December 31, 2005 and 2004. All services and fees including tax service fees were preapproved by the Audit Committee.

	2005	2004
Audit Fees	$378,163	$443,042
Audit Related Fee	—	47,000
Tax Fees	8,000	14,266
All Other Fees, including financial systems
Design and implementation	—	—

Total Fees	$386,163	$504,308

        The tax fees include basic compliance services and assistance with technical research. The Audit Committee has concluded that the provision of these nonaudit services is compatible with maintaining the accountants' independence.

AUDIT COMMITTEE PREAPPROVAL POLICY AND PROCEDURES

        The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent accountants, and shall approve in advance any nonaudit services to be performed by the independent accountants. Such preapproval requirement for nonaudit services may be waived only if the nonaudit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent accountants, the Audit Committee shall review and preapprove all audit and permissible nonaudit services to be provided by the independent accountants (including the related fees and other terms of such services).

        In connection with this policy, the following procedures are followed: (i) if applicable, each year the Audit Committee reviews and preapproves a schedule of services and estimated fees for proposed audit and nonaudit services to be provided by the independent accountants during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent accountants; (ii) actual amounts paid to the independent accountants are monitored by financial management of the Company and reported to the Audit Committee; (iii) any services proposed to be provided by the independent accountants and the related fees that have not been preapproved during the annual review by the Audit Committee must be preapproved by the Audit Committee in advance of any work performed; and, (iv) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be preapproved by the Audit Committee.

FUTURE STOCKHOLDER PROPOSALS

        St. Mary must receive any St. Mary stockholder proposal for the annual meeting of stockholders in 2007 before November 1, 2006, for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. St. Mary's Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary of St. Mary not less than 75 days nor more than 105 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2007 annual meeting must be received by St. Mary between January 31, 2007, and March 2, 2007.

PERFORMANCE GRAPH

        The following performance graph compares the cumulative total stockholder return on St. Mary's common stock for the period December 31, 2000 to December 31, 2005 with the cumulative total return of the Dow Jones U.S. Exploration and Production Broad Index, and the Standard & Poor's 500 Stock Index. The identities of the companies included in the index will be provided upon request.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG ST. MARY LAND & EXPLORATION COMPANY

ASSUMES $100 INVESTED ON DEC. 31, 2000
ASSUMES DIVIDENDS ARE REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
St. Mary Land & Exploration Company	$100.0	$70.7	$87.4	$89.4	$129.2	$227.9
DJ U.S. Exploration & Production Broad Index	$100.0	$95.5	$101.9	$130.7	$185.7	$307.1
Standard & Poor's 500 Stock Index	$100.0	$90.0	$70.0	$85.4	$93.5	$96.1

OTHER MATTERS

        Management does not know of any matters other than the election of directors, the approval of a new 2006 Equity Incentive Compensation Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm, to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

David W. Honeyfield V.P.—Chief Financial Officer, Secretary & Treasurer

March 31, 2006

Annex A

ST. MARY LAND & EXPLORATION COMPANY

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

As Amended by the Board of Directors on December 15, 2005

I.     Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to:

  •
  The integrity of the Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements.

  •
  The qualifications, independence, and performance of the Company's independent auditors.

  •
  The performance of the Company's internal audit function.

  •
  The Company's financial risk assessment and risk management policies.

  •
  The Company's compliance with legal and regulatory requirements relating to the above matters.

  •
  Establishing and maintaining an avenue of communication among the independent auditors, individuals performing the finance, accounting, financial reporting and internal audit functions, management, and the Board of Directors.

        The Audit Committee shall prepare an Audit Committee Report as required by the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement.

II.    Audit Committee Authority

        The Audit Committee has the authority to conduct any investigation and to take any other action appropriate to fulfill its responsibilities, and it shall have direct access to the independent auditors as well as to any person in the Company. The Audit Committee has the authority to retain, at the Company's expense, special independent legal, accounting, and other advisers and experts it deems necessary to advise and assist the Committee in the performance of its responsibilities. The Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisers retained by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

III.  Audit Committee Composition and Meetings

        The Audit Committee members shall meet the independence requirements of Section l0A(m)(3) of the Securities Exchange Act of 1934, Rule IOA-3(b)(I) of the SEC, the rules of the New York Stock Exchange, and other applicable laws, rules, and regulations. Each member of the Audit Committee shall also meet the financial literacy requirements of the New York Stock Exchange. The Audit Committee shall be comprised of at least three directors appointed by the Board, each of whom shall be an independent nonexecutive director without any relationship or activity which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a member of the Committee. All members of the Committee shall have a basic understanding of finance and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise and experience as required by the rules of the New York Stock Exchange and shall qualify as an "audit committee financial expert" as defined under the rules of the SEC. No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

        The Audit Committee members, including its Chair, shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee members. Members of the Audit Committee may be removed by action by a majority of the independent Directors of the Board.

        The Committee shall meet at least four times annually, pursuant to an annual calendar of scheduled meetings with planned agenda items to be prepared and distributed each year to the members of the Committee, and more frequently as circumstances dictate. The Audit Committee Chair shall prepare an agenda in advance of each meeting. As circumstances dictate but at least twice annually the Committee shall meet privately in separate executive sessions with management, the senior internal audit executive, and with the independent auditors to discuss any matters that the Committee or any of these groups believe should be discussed.

IV.    Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this Charter at least annually. Submit amendments of the Charter to the Board of Directors for approval and include the Charter in the proxy statement for the election of Directors at least once every three years in accordance with applicable regulations.

  2.
  Meet to review and discuss with management and the independent auditors the Company's annual audited financial statements, including reviewing "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to their final completion and filing with the SEC. Review procedures should include discussions with financial management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

  3.
  Meet to review and discuss with financial management and the independent auditors the Company's quarterly financial statements, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to final completion and release of earnings. Discuss any significant changes to the Company's accounting principles, practices, and judgments and any items required to be communicated by the independent auditors to the Committee in accordance with Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended.

  4.
  Review and discuss with financial management and, to the extent necessary, the independent auditors earnings press releases and the type and presentation of information to be furnished in earnings press releases, including any pro forma or non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies.

  5.
  Review and discuss with financial management significant findings of the independent auditors and the internal auditors, including the status of previous recommendations, together with management's responses thereto.

  6.
  In consultation with financial management, the independent auditors and internal auditors, review and discuss the integrity of the Company's procedures for financial reporting and internal system of audit and financial and accounting controls, including review and approve an annual report of financial management on the foregoing.

  7.
  Review and discuss with management the Company's risk assessment and risk management guidelines and policies with respect to the Company's significant financial risk exposures, and the steps management has taken as well as the specific guidelines and policies which have been established to monitor, control, mitigate, and report such exposures. Such review and discussion shall cover the Company's hedging arrangements and insurance coverage as appropriate.

  Independent Auditors

  8.
  The Audit Committee shall be directly and solely responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged by the Company (including resolution of any disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall have a reporting relationship directly with the Audit Committee. The independent auditors shall be accountable to the Audit Committee and the Board of Directors. The Audit Committee, in conjunction with the Company's financial management and internal control personnel, shall review and evaluate the qualifications, independence and performance of the independent auditors. Such review and evaluation shall include a review and evaluation of the lead partner of the independent auditor, and the Audit Committee shall monitor the regular rotation of the lead audit partner as required by law and shall periodically consider whether, in order to ensure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

  9.
  The Audit Committee shall preapprove all auditing services to be provided, including the fees and any other significant compensation to be paid to the independent auditors. The Audit Committee shall also preapprove any nonaudit services to be performed by the auditors, which nonaudit services shall be permissible under law and not impair the independence of the auditors. Such preapproval requirement shall be waived only if the nonaudit services meet a de minimis exception allowed by law.

  10.
  The Audit Committee shall take appropriate action to oversee the independence of the auditors. On at least an annual basis, the Committee shall review and discuss with the independent auditors the auditors' independence and all significant services performed for and all relationships they have with the Company that could bear on the auditors' independence. The Committee shall annually receive from the independent auditors a formal written statement delineating all relationships between the auditors and the Company and a letter confirming that in the auditors' professional judgment they are independent of the Company, as required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees.

  11.
  Review and approve the independent auditors' engagement letter and audit plan and with respect to the audit discuss with the auditors their scope, staffing, locations, reliance upon management and internal audit, and the general audit approach.

  12.
  Review and discuss with the independent auditors (a) significant issues regarding the Company's financial reporting, accounting standards and principles, and financial statement presentations, including any significant changes in the Company's selection or application of accounting standards or principles, (b) the key accounting analyses and decisions affecting the Company's financial statements, including all critical accounting policies and practices to be used, and any analyses prepared by the independent auditors or management setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the rationale for the decisions made, (c) all alternative disclosures and treatments within GAAP for policies and practices related to material items that have been discussed with management, including the effects on the financial statements and other ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, (d) any significant issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of any material control deficiencies, (e) the effect of regulatory and accounting initiatives and (f) any audit problems or difficulties encountered and management's response thereto, including any difficulties the auditor encountered in the course of their audit work with respect to any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In addition, the Audit Committee shall review with the auditor any other material written communications between the auditor and management, such as any management letter or schedule of any accounting adjustments that were noted or proposed by the auditor but were not made (due to immateriality or otherwise), and any communications between the audit team and the audit firm's national office with respect to auditing or accounting issues presented by the engagement.

  13.
  Review and discuss at least annually a report from the independent auditors on the auditing firm's internal quality control procedures, any material issues raised within the preceding five years by the auditors' internal quality control reviews, by peer reviews of the auditors or by any governmental, professional or other inquiry or investigation relating to any audit conducted by the auditors. The Committee shall also review and discuss steps taken by the auditors to address any such issues in any of the foregoing reviews, inquiries or investigations.

  14.
  Establish policies with respect to the Company's hiring of employees or former employees of the independent auditors.

  15.
  Terminate and replace the independent auditors when determined appropriate solely by the Audit Committee.

  Internal Auditors

  16.
  The internal auditors shall be responsible to senior management, but have a reporting relationship directly with the Audit Committee with respect to internal audit matters. Changes in the senior internal audit executive (which can be an employee of the Company or a designated individual employed by a third party service provider in the case of an outsource relationship) shall be subject to Audit Committee approval. The Audit Committee, in conjunction with the Company's financial management, shall review and evaluate the performance of the internal audit function, which function shall provide management and the Audit Committee with ongoing assessments of the Company's risk management processes and system of internal control.

  17.
  Review and approve the internal audit plan, scope, responsibilities, budget, staffing, procedures, locations, and general internal audit approach.

  18.
  Review and discuss the organizational structure of the internal audit function and the qualifications of internal audit personnel, as needed.

  19.
  Review and discuss the appointment, performance, and replacement of the senior internal audit executive.

  Legal Compliance

  20.
  On at least an annual basis, review with the Company's general counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and any inquiries with respect thereto received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  21.
  Based on the review and discussion of the audited financial statements with management and with the independent auditors, and on the discussion with the independent auditors of the matters required to be discussed by SAS No. 61, and the independent auditors' independence, provide a report to the Board regarding such review and recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC.

  22.
  Review and discuss with management and the Company's independent engineers the annual evaluation of the Company's oil and gas reserves.

  23.
  Review and discuss with financial management and the independent auditors any off balance sheet transactions, and the effect of any off balance sheet structures on the financial statements of the Company.

  24.
  Review and approve all related party transactions of the Company.

  25.
  Establish procedures for the receipt, retention, and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters of the Company, and the confidential, anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters.

  26.
  Review and discuss with management certifications provided by management with respect to financial reports filed by the Company with the SEC and the processes utilized therefor.

  27.
  Prepare the Audit Committee Report required by SEC rules to be included in the Company's annual proxy statement.

  28.
  Cause all required corrective actions to be taken with respect to the matters and activities described in this Charter.

  29.
  Perform any other activities consistent with this Charter, the Company's Bylaws or governing laws and regulations as the Committee or the Board deems necessary or appropriate.

  30.
  Maintain minutes of meetings and regularly report to the Board of Directors on significant results of the activities described in this Charter.

  31.
  Present to the Board of Directors annually an evaluation of the performance of the Audit Committee.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with GAAP. That is the responsibility of management and the independent auditors. It is also not the duty of the Audit Committee to conduct all investigations, other than those contemplated by this Charter, or to ensure compliance with all laws and regulations.

        This Charter shall be amended as appropriate to comply with all applicable requirements of laws and regulations of the SEC and the New York Stock Exchange.

Annex B

ST. MARY LAND & EXPLORATION COMPANY

2006 EQUITY INCENTIVE COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

        1.1.    Establishment.    St. Mary Land & Exploration Company, a Delaware corporation (the "Company"), hereby establishes an equity incentive compensation plan to be known as the 2006 Equity Incentive Compensation Plan (the "Plan"). The Plan permits the grant of Restricted Stock, Restricted Stock Units, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Stock Based Awards. The Plan shall become effective, if approved by the Company's stockholders, on May 17, 2006 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

        1.2.    Purpose.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the Participants to those of the Company's stockholders, and by providing Participants with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to attract, motivate, and retain the services of Participants upon whose judgment, interest, and special effort the success of the Company is substantially dependent.

        1.3.    Duration.    The Plan shall commence as of the Effective Date, as set forth in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate the Plan at any time pursuant to Article XIII hereof, until the earlier of (i) the tenth anniversary of the Effective Date, or (ii) when all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions. Any previously granted Awards under this Plan which remain outstanding as of the date of expiration or other termination of the Plan shall not be affected by such expiration or other termination and shall continue in effect in accordance with their respective terms.

        1.4.    Successor Plan.    This Plan shall serve as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan (collectively, the "Predecessor Plans"), and no further grants or awards shall be made under the Predecessor Plans from and after the Effective Date of this Plan. Each outstanding grant or award under a Predecessor Plan immediately prior to the Effective Date of this Plan shall continue to be governed solely by the terms and conditions of the applicable Predecessor Plan and the instruments evidencing such grant or award, and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such outstanding grants or awards under the Predecessor Plans.

        Any Shares reserved for issuance under the Predecessor Plans in excess of the number of Shares as to which grants or awards have been made thereunder shall be transferred into this Plan upon the Effective Date and shall become available for Awards under this Plan. Any Shares related to grants or awards made under the Predecessor Plans that after the Effective Date may lapse, expire, terminate, or are cancelled, are settled in cash in lieu of common stock, are tendered (either by actual delivery or attestation) to pay the option price, or are used to satisfy any tax withholding requirements shall be deemed to be available for issuance or reissuance under Section 4.1 of this Plan.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

        2.1.    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended the term shall be capitalized.

          (a)   "Affiliate" shall have the meaning given to such term in Rule 12b-2 under the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company or other entity in which the Company owns, directly or indirectly, at least fifty percent of the total combined voting power of such corporation or of the capital interest or profits interest of such partnership or other entity.

          (b)   "Award" means, individually or collectively, a grant or award under this Plan of Restricted Stock, Restricted Stock Units, NQSOs, ISOs, SARs or Stock Based Awards, in each case subject to the terms of this Plan.

          (c)   "Award Agreement" means either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award. All Award Agreements shall be deemed to incorporate the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance.

          (d)   "Board" or "Board of Directors" means the Board of Directors of the Company.

          (e)   "Change of Control" shall mean any of the following events:

            (i)    (A)    The acquisition by any individual or entity (a "Person") or group of Persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent of either (1) the then value of the outstanding shares of common stock of the Company, or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

             (B)    For purposes of paragraph (A), Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. For purposes of determining stock ownership, see (e)(iv) below.

            (ii)   A majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

            (iii)  (A)    Any one Person, or more than one Person acting as a group (as determined in (e)(iii)(C) below), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

             (B)    A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to—

              (1)   A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

              (2)   An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

              (3)   A Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

              (4)   An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person described in (e)(iii)(B)(3).

    For purposes of this paragraph (e)(iii)(B) and except as otherwise provided, a Person's status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority owned subsidiary of the Company after the transaction, is not treated as a change in the ownership of the assets of the Company.

             (C)    Persons will not be considered to be acting as a group for purposes of this paragraph (e)(iii) solely because they purchase assets of the Company at the same time, or as a result of the same public offering. However, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. If a Person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

             (D)    For purposes of determining stock ownership, see (e)(iv) below.

            (iv)  For purposes of determining whether there has been a Change of Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by §§1.83-3(b) and (j) of the income tax regulations promulgated by the Internal Revenue Service), the stock underlying the option is not treated as owned by the individual who holds the option.

          (f)    "Change of Control Price" means the highest per share price for Shares offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Shares on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended.

          (h)   "Committee" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer the Plan. The Committee shall be comprised of two or more directors, and each member of the Committee shall be a Non-Employee Director and an "outside director" within the meaning of the regulations under Section 162(m) of the Code.

          (i)    "Company" means St. Mary Land & Exploration Company, a Delaware corporation, and any successor thereto as provided in Article XVI hereof.

          (j)    "Covered Employee" means an Employee who is, or who the Committee expects to become, a "covered employee" within the meaning of Section 162(m) of the Code.

          (k)   "Director" means any individual who is a member of the Board of Directors of the Company.

          (l)    "Dividend Equivalent" means a right with respect to an Award to receive cash, Shares or other property equal in value and form to dividends declared by the Board and paid with respect to outstanding Shares. Dividend Equivalents shall not apply to an Award unless specifically provided for in the Award Agreement, and if specifically provided for in the Award Agreement shall be subject to such terms and conditions set forth in the Award Agreement as the Committee shall determine.

          (m)  "Employee" means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (o)   "Fair Market Value" or "FMV" means a value or price that is based on the opening, closing, actual, high, low or average selling prices per Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement or payout of an Award. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.

          (p)   "Fiscal Year" means the year commencing on January 1 and ending on December 31, or such other fiscal year period as approved by the Board.

          (q)   "Freestanding SAR" means a SAR that is not a Tandem SAR, as described in Article VIII herein.

          (r)   "Grant Price" means the price against which the amount payable is determined upon exercise of a SAR.

          (s)   "Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article VII herein and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.

          (t)    "Non-Employee Director" means a Director who meets the definition of a "Non-Employee Director" set forth in Rule 16b-3(b)(3) under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

          (u)   "Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares granted under Article VII herein, which is not intended to be an Incentive Stock Option or which otherwise does not meet the requirements for an ISO.

          (v)   "Option" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.

          (w)  "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

          (x)   "Participant" means a participant holding an outstanding Award granted under the Plan.

          (y)   "Performance Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.

          (z)   "Performance Goal" means a performance criterion selected by the Committee for a particular Award for purposes of Article X based on one or more Performance Measures.

          (aa) "Performance Measures" mean measures as described in Article X, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, monetization, or value of an Award to a Covered Employee that is designated to qualify as Performance Based Compensation.

          (bb) "Plan" means this 2006 Equity Incentive Compensation Plan, as it may be amended from time to time.

          (cc) "Restricted Stock" means an Award under Article VI of Shares that may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement.

          (dd) "Restricted Stock Unit" means an Award under Article VI of the right to receive Shares or cash or a combination thereof upon settlement of the Award, subject to the specific terms and conditions of the Award as set forth in the Award Agreement.

          (ee) "Securities Act" means the Securities Act of 1933, as amended.

          (ff)  "Shares" means shares of common stock of the Company, $0.01 par value per share.

          (gg) "Stock Appreciation Right" or "SAR" means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, pursuant to the terms of Article VIII herein.

          (hh) "Stock Based Award" means an equity based or equity related Award granted pursuant to the terms of Article IX herein.

          (ii)   "Tandem SAR" means a SAR that the Committee specifies pursuant to Article VIII herein is granted in connection with a related Option, the exercise of which SAR shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled), or a SAR that is granted in tandem with an Option but the exercise of such Option does not cancel the SAR, but rather results in the exercise of the related SAR. Regardless of whether an Option is granted coincident with a SAR, a SAR is not a Tandem SAR unless so specified by the Committee at the time of grant.

        2.2.    Construction.    Captions and titles contained herein are for convenience of reference only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, any definition of any term herein in the singular also shall include the plural.

ARTICLE III

ADMINISTRATION

        3.1.    General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding upon the Participants, the Company, and all other interested parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

        3.2.    Authority of the Committee.    The Committee shall have full and exclusive discretionary power to (i) interpret the terms and the intent of the Plan, any Award and any Award Agreement or other agreement ancillary to or in connection with the Plan, (ii) determine eligibility for Awards and select those who will become Participants in the Plan, (iii) adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper, (iv) provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan and (v) make all other determinations necessary or advisable for the administration of the Plan. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article XIII, adopting modifications, amendments or subplans to the Plan or any Award Agreement. Subject to the terms and provisions of the Plan, the Committee shall have complete discretion in determining the nature, terms, conditions and amount of each Award. In making such determinations, the Committee may take into account the nature of services rendered by the recipient of the Award, such person's present and potential contributions to the Company and such other factors as the Committee in its discretion shall deem relevant.

        3.3.    Delegation.    The Committee may delegate to one or more of its members any of the Committee's administrative duties or powers as it may deem advisable; provided, however, that any such delegation shall not be inconsistent with the provisions of Rule 16b-3 under the Exchange Act or Section 162(m) of the Code as to actions to be taken by the Committee in connection therewith.

ARTICLE IV

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

        4.1.    Total Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the total number of Shares hereby made available and reserved for issuance to Participants pursuant to Awards granted under the Plan shall be 2,000,000, plus any remaining Shares available for issuance under the Predecessor Plans as set forth in Section 1.4 (with such total number of Shares, including such adjustment and remaining Shares, to be referred to as the "Total Share Authorization"). Any Shares issued in connection with an Option or SAR shall be counted against the Total Share Authorization limit as one Share for every one Share issued. Any Shares issued in connection with an Award other than an Option or SAR shall be counted against the Total Share Authorization limit as two Shares for every one Share issued. The maximum aggregate number of Shares that may be issued through Nonqualified Stock Options shall be equal to the Total Share Authorization. The maximum aggregate number of Shares that may be issued through Incentive Stock Options shall be 2,000,000.

        Any Awards that are not settled in Shares shall not be counted against the Total Share Authorization limit. Any Shares related to Awards (or after the Effective Date, awards granted or issued under the Predecessor Plans) which (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's approval for Awards not involving Shares, shall be available again for issuance under the Plan. In addition, if the Option Price of any Option granted under the Plan or the tax withholding requirement with respect to any Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if a SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan. The maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units or Stock Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

        Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance Based Compensation, the following limits ("Award Limits") shall apply to grants of Awards to Covered Employees under the Plan:

          (a)    Restricted Stock/Restricted Units.    The maximum aggregate number of Shares that may be granted in the form of Restricted Stock/Restricted Stock Units in any one Fiscal Year to any one Participant shall be 50,000.

          (b)    Options and SARS.    The maximum aggregate number of Shares that may be granted in the form of Options or SARs in any one Fiscal Year to any one Participant shall be 100,000.

          (c)    Stock Based Awards.    The maximum aggregate grant with respect to Stock Based Awards in any one Fiscal Year to any one Participant shall be 50,000.

        4.2.    Adjustments in Authorized Shares.    In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary or special dividend, stock split, reverse stock split, split up, spin off, other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to the stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under the Plan, shall make appropriate proportionate substitutions or adjustments, as applicable, to the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the application and computation of any Dividend Equivalents that may be provided for in Award Agreements, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan.

        The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of performance periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

        Subject to the provisions of Article XII and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution or conversion of Awards under this Plan in connection with any such corporate event or transaction upon such terms and conditions as it may deem appropriate. In addition, the Committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution or conversion as provided in the previous sentence.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

        5.1.    Eligibility.    All Employees, consultants who are natural persons, and members of the Board of the Company and of any Affiliate of the Company shall be eligible to participate in the Plan and be granted Awards under the Plan.

        5.2.    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, in its sole discretion, select from among persons eligible to participate in the Plan those to whom Awards shall be granted under the Plan, and shall determine in its discretion the nature, terms, conditions, and amount of each Award.

ARTICLE VI

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        6.1.    Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, in its discretion may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

          (a)    Restricted Stock.

            (i)    Nature of Restricted Stock.    Restricted Stock may be issued for services rendered with any or no additional purchase price as shall be determined by the Committee in its discretion, and may be subject to certain restrictions and to a risk of forfeiture as set forth in the Award Agreement. A Participant to whom Shares of Restricted Stock are issued shall have all of the rights of ownership with respect to the Shares subject to such Restricted Stock Award, including the right to vote the same and receive any dividends paid thereon; subject however, to the terms, conditions and restrictions contained in this Plan and in the applicable Award Agreement.

            (ii)    Forfeiture and Vesting.    A Restricted Stock Award Agreement may provide for forfeiture of the Restricted Stock upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Award Agreement may also provide for (i) vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock to vest and become no longer subject to forfeiture and (ii) holding periods during which the Restricted Stock may not be sold or otherwise transferred.

            (iii)    Certificates and Settlement.    Upon an Award of Restricted Stock, the Company shall deliver to the Participant a certificate evidencing the Shares subject to the Award, and such certificate shall be imprinted with an appropriate legend referring to or setting forth the applicable restrictions to which such Shares are subject. After the Shares are no longer subject to such restrictions, the Company shall, in accordance with the terms and conditions of the Award Agreement and upon the request of the Participant and the surrender by the Participant of the original certificate, settle the completed Restricted Stock Award by providing the Participant with a new certificate for the Shares with such legend removed.

          (b)    Restricted Stock Units.

            (i)    Nature of Restricted Stock Units; Accounts.    Each Restricted Stock Unit awarded shall represent a right for one Share to be delivered upon settlement of the Award, which right shall be subject to a risk of forfeiture and cancellation and to the other terms and conditions set forth in the Plan and the Award Agreement. The Company shall establish and maintain a Participant account to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

            (ii)    Deferral Period and Settlement Date.    Restricted Stock Units (if not previously cancelled or forfeited) shall be settled on the date or dates set forth in the Award Agreement. In addition, unless otherwise determined by the Committee, if the Committee reasonably determines that any settlement of Restricted Stock Units would result in payment of compensation to a Participant which is not deductible by the Company under Section 162(m) of the Code, such settlement shall be deferred, subject to compliance with Section 409A of the Code as referred to in Article XIX herein, to the extent necessary to avoid payment of such nondeductible compensation, with such deferral continuing only until such date as settlement can be effected without loss of deductibility by the Company under Section 162(m) of the Code.

            (iii)    Cancellation and Vesting.    A Restricted Stock Unit Award Agreement may provide for cancellation of the Restricted Stock Units upon termination of the Participant's employment or other relationship with the Company or nonperformance of specified performance goals or measures established by the Committee. A Restricted Stock Unit Award Agreement may also provide for vesting periods which require the passage of time and/or the occurrence of events in order for the Restricted Stock Units to vest and become no longer subject to cancellation.

            (iv)    Dividend Equivalents.    Restricted Stock Units shall not be credited with Dividend Equivalents unless specifically provided for in the Award Agreement, and then only upon such terms and conditions as set forth in the Award Agreement.

            (v)    Settlement and Certificates.    Settlement of a Restricted Stock Unit Award shall be made in accordance with the terms and conditions of the applicable Award Agreement. A Restricted Stock Unit Award Agreement may provide that settlement may be made (A) solely through the issuance of Shares or (B) at the mutual election of the Participant and the Company, in a combination of Shares and cash. Upon the settlement of a Restricted Stock Unit Award, the Company shall deliver to the Participant a certificate for the number of Shares issued to the Participant in settlement of the Award.

        6.2.    Restricted Stock and Restricted Stock Unit Award Agreements.    Each Restricted Stock and Restricted Stock Unit Award shall be evidenced by an Award Agreement which shall set forth the terms and conditions of such Award, including the number of Shares to which the Award relates, the date or dates upon which such Award shall vest and the circumstances (including termination of employment or failure to satisfy one or more restrictive covenants or other ongoing obligations) under which the Award shall not vest, the time and manner of settlement of the Award, such transfer restrictions which the Committee may impose, and any other terms or conditions which the Committee may impose.

          (a)   If not otherwise specified by the Committee, the following terms and conditions shall apply to Restricted Stock and Restricted Stock Units awarded under the Plan:

            (i)    Vesting.    An Award of Restricted Stock or Restricted Stock Units shall vest pursuant to a vesting schedule as determined by the Committee, which vesting schedule may provide that (A) an Award held by a Participant who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Award Agreement notwithstanding the termination of the Participant's employment with the Company, provided that prior to full vesting of the Award such Participant does not after such retirement become employed on a full time basis by a competitor of the Company prior to reaching age sixty-five, and (B) an Award held by a Non-Employee Director of the Company who resigns from the Board after completing at least five years of service to the Company as a Non-Employee Director shall become fully vested.

            (ii)    Termination.    An outstanding Award of Restricted Stock that has not vested or an outstanding Award of Restricted Stock Units that has not been settled shall be cancelled upon the Company's termination of the employment of the Participant for cause.

            (iii)    Acceleration.    An outstanding Award of Restricted Stock or Restricted Stock Units shall become fully vested and settled irrespective of its other provisions upon termination of the Participant's employment with the Company or Affiliate because of death, disability or normal retirement upon reaching the age of sixty-five.

            (iv)    Transferability.    An outstanding Award of Restricted Stock or Restricted Stock Units that has not vested and been settled or is otherwise restricted by the terms of the Award Agreement as to transferability shall not be transferable by the Participant, and the Participant shall not be permitted to sell, transfer, pledge or otherwise encumber such Award or the Shares issuable in settlement thereof, other than (A) to the person or persons to whom the Participant's rights under such Award pass by will or the laws of descent and distribution, (B) to the spouse or the descendants of the Participant or to trusts for such persons to whom or which the Participant may transfer such Award, (C) to the legal representative of any of the foregoing, or (D) pursuant to a qualified domestic relations order as defined under Section 414(p) of the Code or similar order or agreement relating to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant. Any such transfer shall be made only in compliance with the Securities Act and the requirements therefor as set forth by the Company.

          (b)   The Committee shall be free to specify terms and conditions other than and in addition to those set forth above, in its discretion.

ARTICLE VII

STOCK OPTIONS

        7.1.    Grant of Options.    Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee in its discretion. ISOs may be granted only to Employees of the Company or a parent or subsidiary corporation of the Company within the meaning of Section 424 of the Code, and no ISOs may be granted more than 10 years after the adoption of the Plan by the Board.

        7.2.    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option relates, the conditions upon which an Option shall become vested and exercisable, and any other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an ISO or a NQSO.

        7.3.    Option Price.    The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement. The Option Price for an ISO shall be not less than 100 percent of the FMV of the underlying Shares on the date of grant; provided, however, that the Option Price for an ISO granted to a person who at the time of grant owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (a "Significant Stockholder") shall be not less than 110 percent of the Fair Market Value of the underlying Shares as of the date of grant.

        7.4.    Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided however, that no Option shall be exercisable later than the tenth anniversary date of its grant, and provided further that no ISO granted to a Significant Stockholder shall be exercisable after the expiration of five years from the date of grant.

        7.5.    Exercise of Options.    Options shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified by or acceptable to the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares.

        Upon exercise of any Option, the Option Price shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion and subject to such rules and regulations as the Committee may establish.

        Subject to Section 7.6 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment for the Shares, the Company shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

        7.6.    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired pursuant to exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed and/or traded.

        7.7.    Termination of Employment.    Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options granted under the Plan, and may reflect distinctions based on the reasons for termination.

        7.8.    Nontransferability of Options.

          (a)    Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all ISOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (b)    Nonqualified Stock Options.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a NQSO granted under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

          (c)    Notification of Disqualifying Disposition.    The Participant to whom an ISO is granted shall notify the Company upon the disposition of Shares issued pursuant to the exercise of an ISO or Shares received as a dividend on ISO stock. The Company shall use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.

        7.9.    $100,000 Annual ISO Limitation.    To the extent that the aggregate Fair Market Value of Shares (determined as of the time the ISOs with respect to such Shares are granted) with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and any Affiliate) exceeds $100,000, such ISOs shall be treated as NQSOs. The foregoing provisions shall be applied by taking ISOs into account in the order in which they were granted.

ARTICLE VIII

STOCK APPRECIATION RIGHTS

        8.1.    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time and upon such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

        The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price may include a Grant Price based on 100 percent of the FMV of the underlying Share on the date of grant or a Grant Price that is set at a premium to the FMV of the underlying Share on the date of grant. The SAR Grant Price shall not be less than FMV of the underlying Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

        8.2.    SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.

        8.3.    Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth anniversary date of its grant.

        8.4.    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions that the Committee in its sole discretion imposes.

        8.5.    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.

        8.6.    Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount representing the difference between the FMV of the underlying Share on the date of exercise over the Grant Price. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee in its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement for the grant of the SAR.

        8.7.    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        8.8.    Nontransferability of SARs.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during such Participant's lifetime only by such Participant.

        8.9.    Other Restrictions.    Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

ARTICLE IX

STOCK BASED AWARDS

        9.1.    Stock Based Awards.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant other types of equity based or equity related Awards not described by the other terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, conditions based on the satisfaction of performance criteria or the satisfaction of such obligations as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

        9.2.    Termination of Employment.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Stock Based Awards following the termination of the Participant's employment or other relationship with the Company or Affiliates. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

        9.3.    Nontransferability of Stock Based Awards.    Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Stock Based Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, a Participant's rights with respect to Stock Based Awards shall inure during such Participant's lifetime only to such Participant.

ARTICLE X

PERFORMANCE MEASURES

        Notwithstanding any other terms of this Plan, the vesting, payability or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance Based Compensation to a Covered Employee, shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within 90 days after the commencement of the period to which the Performance Goal(s) relate(s), or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee retains the discretion to reduce the value below such maximum.

        Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article X, the Performance Goal(s) upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance Based Compensation shall be limited to the following Performance Measures:

          (a)   Increases in, or levels of, net asset value, net asset value per share, pretax earnings, net income and/or earnings per share;

          (b)   Share price (including, but not limited to, growth measures and total stockholder return);

          (c)   Oil and gas reserve replacement, reserve growth and finding cost targets;

          (d)   Oil and gas production targets;

          (e)   Cash flow measures (including, but not limited to, cash flows from operating activities and discretionary cash flows); and

          (f)    Control of operating and/or nonoperating expenses.

Any Performance Measure(s) may be used to measure the performance of the Company as a whole and/or any one or more regional operations and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any Performance Measure(s) may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee shall also have the authority to provide in Award Agreements for accelerated vesting of an Award based on the achievement of Performance Goal(s).

        The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization or restructuring transactions; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; and (f) significant acquisitions or divestitures. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE XI

RIGHTS OF PERSONS ELIGIBLE TO PARTICIPATE

        11.1.    Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment, consulting or other service relationship with the Company or an Affiliate at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.

        Neither an Award nor any benefits arising under this Plan shall constitute part of an employment or service contract between a Participant and the Company or an Affiliate, and, accordingly, subject to the terms of this Plan, this Plan may be terminated, amended or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise, except as provided in this Plan.

        For purposes of the Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may provide in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment to an entity that is spun off from the Company or an Affiliate shall not be deemed a termination of employment for purposes of an Award.

        11.2.    Participation.    No Employee or other person eligible to participate in the Plan shall have the right to be selected to receive an Award. No person selected to receive an Award shall have the right to be selected to receive a future Award or, if selected to receive a future Award, the right to receive such future Award on terms and conditions identical or in proportion in any way to any prior Award.

        11.3.    Rights as a Stockholder.    A Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ARTICLE XII

CHANGE OF CONTROL

        12.1.    Accelerated Vesting and Payment.    Subject to the provisions of Section 12.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited by law or the rules and regulations of a national securities exchange on which Shares are listed or traded:

          (a)   Any vesting period requirements and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;

          (b)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (c)   The target payout opportunities attainable under all outstanding Awards of performance based Restricted Stock and performance based Restricted Stock Units (including but not limited to Awards intended to be Performance Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control, and:

            (i)    The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within 30 days following the effective date of the Change of Control; and

            (ii)   Awards denominated in cash shall be paid to Participants in cash within 30 days following the effective date of the Change of Control;

          (d)   Upon a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately cause all other Stock Based Awards to vest and be paid out as determined by the Committee; and

          (e)   The Committee shall have the discretion to unilaterally determine that all outstanding Awards shall be cancelled upon a Change of Control, and that the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control; provided, however, that no such payment shall be made on account of an ISO using a value higher than the FMV of the underlying Shares on the date of settlement.

        12.2.    Alternative Awards.    Notwithstanding Section 12.1, no cancellation, acceleration of vesting, lapsing of restrictions, payment of an Award, cash settlement, or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored, assumed, or new rights substituted therefor (with such honored, assumed or substituted Award hereinafter referred to as an "Alternative Award") by any successor to the Company or an Affiliate as described in Article XVI; provided, however, that any such Alternative Award must:

          (a)   Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change of Control;

          (b)   Provide such Participant with rights and entitlements substantially equivalent to or more favorable than the rights, terms, and conditions applicable under such Award, including, but not limited to, an identical or more favorable exercise or vesting schedule and identical or more favorable timing and methods of payment; and

          (c)   Have substantially equivalent economic value to such Award (determined at the time of the Change of Control).

ARTICLE XIII

AMENDMENT AND TERMINATION OF THE PLAN

        13.1.    Amendment, Modification, Suspension, and Termination.    The Committee or the Board may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan in whole or in part; provided, however, that:

          (a)   Without the prior approval of the Company's stockholders, Options and SARs issued under the Plan shall not be repriced, replaced or regranted such that the Option Price of a previously granted Option or the Grant Price of a previously granted SAR is effectively reduced from the original Option Price or Grant Price, except for adjustments to the Option Price or Grant Price applicable to outstanding Awards pursuant to Section 4.2 hereof.

          (b)   No amendment or modification which would increase the total number of Shares available for issuance under the Plan or the total number of shares available for ISOs under the Plan shall be effective unless approved by the stockholders of the Company.

          (c)   To the extent necessary under any applicable law, regulation, or securities exchange or market requirement, no amendment or modification shall be effective unless approved by the stockholders of the Company in accordance with the applicable law, regulation, or securities exchange or market requirement.

        13.2.    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria provided in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company, or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Awards and the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants under the Plan. To the extent such adjustments affect Awards to Covered Employees intended to be Performance Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

        13.3.    No Impairment of Outstanding Awards.    Notwithstanding any other provision of the Plan to the contrary, no amendment, modification, suspension or termination of the Plan shall in any manner adversely affect in any material way any outstanding Award previously granted under the Plan without the written consent of the Participant holding such Award.

ARTICLE XIV

SECURITIES REGISTRATION

        14.1.    Securities Registration.    In the event that the Company shall deem it necessary or desirable to register under the Securities Act, or any other applicable statute, any Awards or any Shares with respect to which an Award may be or shall have been granted, or to qualify any such Awards or Shares under the Securities Act or any other statute, then the affected Participants shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or Shares.

        14.2.    Representations.    Unless the Company determines that the following representation is unnecessary, each person receiving an Award under the Plan may be required by the Company, as a condition to the issuance of Shares pursuant to the Award, to make a representation in writing that (i) he or she is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act, and (ii) before any transfer in connection with the resale of such Shares, an exemption from registration of such transaction under the Securities Act shall be established to the satisfaction of the Company. The Company may also require that the certificates representing such Shares contain restrictive legends reflecting the foregoing.

ARTICLE XV

TAX WITHHOLDING

        In connection with Awards granted under the Plan, the Company and any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, amounts sufficient to satisfy any federal, state and local withholding tax requirements with respect to any taxable event as a result of the Plan and Awards granted under the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements, in either case on such conditions as the Committee specifies. The Company may in its discretion make loans to Participants of funds sufficient to satisfy any such withholding tax requirements, provided that any such loan shall comply with all applicable laws, rules and regulations and no such loan shall be made to a Director or executive officer of the Company in violation of Section 13(k) of the Exchange Act, as adopted pursuant to Section 402 of the Sarbanes Oxley Act of 2002. The Company and any Affiliate shall have the right to require that any recipient or permitted transferee of an Award under the Plan who is not an Employee shall be responsible for the payment of all amounts required to satisfy all federal, state, and local withholding taxes applicable to such persons with respect to such Award.

ARTICLE XVI

SUCCESSORS

        Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

ARTICLE XVII

INDEMNIFICATION

        To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee, or an officer or employee who assists in administering the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of judgment in any such action, suit or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law or otherwise, or any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

ARTICLE XVIII

GENERAL PROVISIONS

        18.1.    Forfeiture Events.    Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but not be limited to, failure to accept the terms of the Award Agreement, termination of employment under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection or other agreements that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or Affiliates.

        18.2.    Legend.    The certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

        18.3.    Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

          (a)   Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b)   Completion of any registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental body that the Company determines to be necessary or advisable, and the listing or approval for trading of such Shares on any applicable securities exchange or market.

        18.4.    Uncertificated Shares.    Where the Plan provides for the issuance of stock certificates to evidence the issuance or transfer of Shares, such Shares may be evidenced on an uncertificated basis to the extent not prohibited by applicable law or stock exchange rules.

        18.5.    Unfunded Plan.    Participants shall have no right, title or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative or any other person. Awards shall be general unsecured obligations of the Company, except that if an Affiliate executes an Award Agreement instead of the Company, the Award shall be a general unsecured obligation of the Affiliate and not an obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made hereunder shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

        18.6.    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award Agreement. In the event that any fractional Shares would otherwise result from the application of the terms of an Award, the Company shall instead pay cash in lieu of fractional Shares on such basis as the Committee may determine in its discretion.

        18.7.    Other Compensation and Benefit Plans.    Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program or arrangement.

        18.8.    No Constraint on Corporate Action.    Nothing in this Plan shall be construed to (i) limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

        18.9.    Severability.    In the event that any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity thereof shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        18.10.    Requirements of Law.    The granting of Awards and the issuance of Shares pursuant to an Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges or markets as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        18.11.    Governing Law.    The Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, excluding any conflicts or choice of law principles which might otherwise result in construction or interpretation of the Plan or an Award Agreement under the substantive law of another jurisdiction.

ARTICLE XIX

SECTION 409A OF THE CODE

        This Plan is intended in all respects to comply with the provisions of Section 409A of the Code and the Company shall interpret and administer the Plan in a manner consistent with Section 409A of the Code. In accordance with Prop. Reg. § 1.409A-3(h)(2)(vi) (or any subsequent corresponding provision of law), should there be a final determination that this Plan fails to meet the requirements of Section 409A and the regulations thereunder with respect to any Participant, the Company may distribute to the Participant an amount not to exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A and the regulations.

        Notwithstanding any other provision of this Plan to the contrary, in the event that any compensation pursuant to the other provisions of this Plan would result in the imposition on a Participant of any additional taxes or interest pursuant to the provisions of Section 409A of the Code and any temporary or final Treasury Regulations or Internal Revenue Service guidance thereunder, the timing of the payment or settlement of such compensation shall be appropriately and equitably adjusted, together with any appropriate and equitable adjustments to reflect the time value of money, in order that such Participant may receive substantially the same economic benefits as provided under this Plan and in compliance with Section 409A of the Code and without the imposition on such Participant of any additional taxes or interest thereunder.

        This 2006 Equity Incentive Compensation Plan was adopted by the Board of Directors of St. Mary Land & Exploration Company on March 23, 2006.

ST. MARY LAND & EXPLORATION COMPANY
By:	/s/ MARK A. HELLERSTEIN Mark A. Hellerstein Chairman of the Board, President and Chief Executive Officer

000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
C 1234567890 J N T
	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A
Election of Directors

The St. Mary Land & Exploration Company Board of Directors recommends a vote "FOR" the listed nominees.

1.
The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following seven persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below.

01—Barbara M. Baumann 02—Larry W. Bickle 03—Thomas E. Congdon 04—William J. Gardiner 05—Mark A. Hellerstein 06—John M. Seidl 07—William D. Sullivan	For All ☐	Withhold All ☐	For All Except ☐	Instructions: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.
B
Other Matters to be Voted On

The St. Mary Land & Exploration Company Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain
2.	The proposal to approve the 2006 Equity Incentive Compensation Plan to succeed the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan; and increase the number of shares of stock available for issuance to employees.	☐	☐	☐
		For	Against	Abstain
3.	The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐
C
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

0 0 8 8 5 1 1	1 U P X	C O Y

Proxy—St. Mary Land & Exploration Company

1776 Lincoln Street, Suite 700
Denver, Colorado 80203

This Proxy is Solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 17, 2006.

The undersigned hereby appoints Mark A. Hellerstein and David W. Honeyfield, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2006, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all director nominees listed on this proxy, the approval of the 2006 Equity Incentive Compensation Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as St. Mary Land & Exploration Company's Independent Public Accounting Firm.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary Land & Exploration Company's management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary Land & Exploration Company's management.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

  •
  Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

  •
  Follow the simple instructions provided by the recorded message.

To vote using the Internet

  •
  Go to the following web site:
   WWW.COMPUTERSHARE.COM/EXPRESSVOTE

  •
  Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Time on May 16, 2006.

THANK YOU FOR VOTING

Annual Meeting Proxy Card

A
Election of Directors

The St. Mary Land & Exploration Company Board of Directors recommends a vote "FOR" the listed nominees.

1.
The Nominating and Corporate Governance Committee of the Board of Directors has nominated the following seven persons to stand for election as directors. As of the date of the accompanying proxy statement, no one has been nominated to serve as director other than the nominees listed below.

01—Barbara M. Baumann 02—Larry W. Bickle 03—Thomas E. Congdon 04—William J. Gardiner 05—Mark A. Hellerstein 06—John M. Seidl 07—William D. Sullivan	For All ☐	Withhold All ☐	For All Except ☐	Instructions: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) above.
B
Other Matters to be Voted On

The St. Mary Land & Exploration Company Board of Directors recommends a vote FOR the following proposals:

		For	Against	Abstain
2.	The proposal to approve the 2006 Equity Incentive Compensation Plan to succeed the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the St. Mary Land & Exploration Company Restricted Stock Plan, and the St. Mary Land & Exploration Company Non-Employee Director Stock Compensation Plan; and increase the number of shares of stock available for issuance to employees.	☐	☐	☐
		For	Against	Abstain
3.	The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche, LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐
C
Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

0 0 8 8 5 1 2	1 U P X	C O Y

Proxy—St. Mary Land & Exploration Company

1776 Lincoln Street, Suite 700
Denver, Colorado 80203

This Proxy is Solicited on Behalf of the Board of Directors For the Annual Meeting of Stockholders on May 17, 2006.

The undersigned hereby appoints Mark A. Hellerstein and David W. Honeyfield, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 17, 2006, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" all director nominees listed on this proxy, the approval of the 2006 Equity Incentive Compensation Plan, and the ratification of the appointment by the Audit Committee of Deloitte & Touche, LLP as St. Mary Land & Exploration Company's Independent Public Accounting Firm.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary Land & Exploration Company's management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary Land & Exploration Company's management.